Exhibit 4.1
                                   -----------

                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                            ACCREDITED INVESTORS ONLY

                                MCGLEN MICRO INC.
                                 600,000 Shares

                                       of

                                  COMMON STOCK

                                $25,000 Per Unit

              Each Unit Consisting of 10,000 Shares of Common Stock

                    Minimum Offering of 40 Units ($1,000,000)
                    Maximum Offering of 60 Units ($1,500,000)

     McGlen Micro Inc., a California corporation (the "Company" or "McGlen"), is in the business of selling computer hardware and software via the Internet through its website at mcglen.com and its subsidiary AMT Component, Inc., at accessmicro.com. McGlen intends to merge with Adrenalin Interactive, Inc., a Delaware corporation, Nasdaq symbol "ADRN" pursuant to which McGlen shall become a wholly owned subsidiary of Adrenalin and the shareholders of McGlen will receive 87.5% of the outstanding shares of Adrenalin.

     This Private Placement Memorandum (this "Memorandum") relates to the offer and sale (this "Offering") to accredited investors only, of up to 60 Units (individually, a "Unit" and together "Units"), each Unit consisting of 10,000 shares (the "Shares") of the Company's Common Stock ("Common Stock"). The Units will be sold at a subscription price of $25,000 per Unit with a minimum purchase of one Unit. The minimum number of Units that will be sold in this Offering will be 40 Units (the "Minimum Offering") and the maximum number of Units that will be sold in this Offering will be 60 Units (the "Maximum Offering"). There is no market for the securities of the Company. See "RISK FACTORS" and "DESCRIPTION OF SECURITIES."

     THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NEITHER THIS MEMORANDUM NOR THE SECURITIES DESCRIBED HEREIN HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY OTHER GOVERNMENTAL OR REGULATORY AGENCY NOR HAS ANY SUCH AGENCY PASSED UPON THE ADEQUACY OR ACCURACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY SHOULD BE CONSIDERED TO BE SPECULATIVE AND TO INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."


=================================================================================================
                                     Price to              Selling                Proceeds to the
                                   Investors (1)*      Commissions (2)*              Company (3)*
                                   -------------       ----------------              ------------
      Per Share                  $           2.50       $           .25           $          2.25
      Per Unit                   $      25,000.00       $      2,500.00           $     22,500.00
      Total Maximum Offering     $   1,500,000.00       $    150,000.00           $  1,350,000.00
=================================================================================================
                                                                     *Footnotes on following page

                            REDSTONE SECURITIES, INC.
                The date of this Memorandum is September 30, 1999

                                                 Name:
                                                      --------------------------
                                                 Memorandum No.:
                                                                 ---------------

                             FOOTNOTES TO COVER PAGE
                             -----------------------

         (1) The offering price for each Unit (the "Offering Price") is payable in full upon subscription. The minimum subscription is $25,000, however, the Company reserves the right to accept subscriptions for lesser amounts. The Offering Price has been determined by the Company and is not based on earnings, assets, book value or any other recognized criteria for establishing value. No representation is made that the Units or the Shares have a market value equal to, or could be resold at, such price, and each prospective investor should make an independent evaluation of the fairness of the Offering Price.

         (2) This Offering is being made on a "best efforts" basis through Redstone Securities, Inc. (the "Placement Agent"). The Placement Agent will receive a commission of 10% of the aggregate amount of this Offering.

         (3) This figure represents the gross proceeds of this Offering available to the Company after deduction of the Placement Agent's commissions but before certain expenses of this Offering such as legal fees, accounting fees, filing and qualification fees, printing costs, escrow account fees, and other miscellaneous costs and expenses incurred to sell the Units.

         The Units will be offered until October 15, 1999, which offering period may be extended for up to an additional 45 days (the "Termination Date") at the discretion of the Company and the Placement Agent (the "Offering Period"). The Company's counsel, Boyd & Chang, LLP (the "Escrow Agent") has been appointed as the escrow agent for the subscription of the Units. The Company has agreed to indemnify the Escrow Agent and provide the Escrow Agent with a general release for most liability. The proceeds of this Offering (the "Proceeds") will be deposited in a trust account which may be at risk in the event of a failure of the institution holding such funds once such funds exceed $100,000. See "PLAN OF DISTRIBUTION."

                                TABLE OF CONTENTS
                                -----------------


PREPARATION BY COMPANY........................................................1

GENERAL INFORMATION...........................................................1

CONFIDENTIAL INFORMATION......................................................1

INVESTOR SUITABILITY STANDARDS................................................2

SUBSCRIPTION PROCEDURE........................................................3

EXECUTIVE SUMMARY.............................................................5

THE OFFERING..................................................................5

RISK FACTORS..................................................................7

THE BUSINESS.................................................................19

MANAGEMENT'S DISCUSSION AND ANALYSIS.........................................27

USE OF PROCEEDS..............................................................35

RECENT TRANSACTIONS..........................................................36

CAPITALIZATION...............................................................39

DILUTION ....................................................................40

MANAGEMENT...................................................................41

EXECUTIVE COMPENSATION.......................................................43

PRINCIPAL SHAREHOLDERS.......................................................45

DESCRIPTION OF SECURITIES....................................................46

TERMS OF THE OFFERING........................................................46

SECURITIES MATTERS AND RESTRICTIONS ON TRANSFERABILITY.......................48

LEGAL MATTERS................................................................49

ADDITIONAL INFORMATION.......................................................49

FINANCIAL STATEMENTS.........................................................50

EXHIBITS

         EXHIBIT "A" - Subscription Agreement and Subscriber Questionnaire EXHIBIT "B" - Internal Revenue Service Forms W-8 and W-9

                                     NOTICES
                                     -------

         THIS OFFERING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS." SEE "SECURITIES MATTERS AND RESTRICTIONS ON TRANSFERABILITY." THIS OFFERING IS MADE ONLY TO "ACCREDITED INVESTORS" WHO CAN AFFORD A COMPLETE LOSS OF THEIR INVESTMENT IN THE COMPANY. SEE "INVESTOR SUITABILITY STANDARDS."

                                      * * *

         NO REPRODUCTION OR DISTRIBUTION OF THIS MEMORANDUM IS PERMITTED. THIS MEMORANDUM CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ONLY TO THE PERSON WHOSE NAME APPEARS ON THE COVER PAGE, AND ONLY IN JURISDICTIONS IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE LAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS. OFFERS MAY BE MADE ONLY TO PERSONS WHO ARE "ACCREDITED INVESTORS" (AS DEFINED IN REGULATION D UNDER THE ACT).

                                      * * *

         THIS MEMORANDUM SHALL BE TREATED AS CONFIDENTIAL. ANY REPRODUCTION IN WHOLE OR IN PART, OR DISTRIBUTION OF THIS MEMORANDUM, OR THE DIVULGENCE OF ANY OF ITS CONTENTS TO ANY PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, IS PROHIBITED.

                                      * * *

         PROSPECTIVE INVESTORS MUST NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN INVESTMENT ADVISER, LEGAL COUNSEL AND TAX ADVISER AS TO, LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT.

                                      * * *

         NO OFFERING LITERATURE OR ADVERTISING IN WHATEVER FORM MAY BE EMPLOYED IN THIS OFFERING OF THE UNITS EXCEPT FOR THIS MEMORANDUM. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATION WITH RESPECT TO THE UNITS EXCEPT THE REPRESENTATIONS CONTAINED HEREIN. NO RELIANCE MAY BE PLACED UPON ANY
REPRESENTATIONS, OTHER THAN THOSE SET FORTH IN THIS MEMORANDUM. NEITHER THE DELIVERY OF THIS MEMORANDUM, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE MATTERS SET FORTH HEREIN SINCE THE DATE OF THIS MEMORANDUM.

                                      * * *

         THE UNITS AND THE COMMON STOCK WHICH COMPRISE THE UNITS ARE NOT REGISTERED UNDER THE ACT. THEY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE SIGNIFICANT RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                                      * * *

         THIS OFFERING IS BEING MADE IN RELIANCE UPON THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE ACT BY VIRTUE OF THE COMPANY'S INTENDED COMPLIANCE WITH THE PROVISIONS OF SECTION 4(2) THEREOF AND RULE 506 ADOPTED BY THE COMMISSION THEREUNDER. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH, OR APPROVED OR DISAPPROVED BY, THE COMMISSION, OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE COMMISSION OR ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION CONTRARY TO THE FOREGOING IS UNLAWFUL.

                                      * * *

         THIS OFFERING CAN BE WITHDRAWN BY THE COMPANY AT ANY TIME BEFORE CONSUMMATION AND IS SPECIFICALLY MADE SUBJECT TO THE CONDITIONS DESCRIBED IN THIS MEMORANDUM. IN CONNECTION WITH THIS OFFERING AND SALE OF THE UNITS, THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO REJECT ANY SUBSCRIPTION.

                                      * * *

         STATEMENTS CONTAINED HEREIN AS TO THE CONTENTS OF ANY AGREEMENT OR OTHER DOCUMENTS ARE SUMMARIES AND, THEREFORE, ARE NECESSARILY SELECTIVE AND INCOMPLETE. COPIES OF THE DOCUMENTS REFERRED TO HEREIN MAY BE OBTAINED FROM THE COMPANY AND ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

                                      * * *

         IF ANY PERSON ELECTS NOT TO MAKE AN OFFER TO ACQUIRE THE SECURITIES OFFERED HEREBY OR SUCH OFFER IS REJECTED IN WHOLE BY THE COMPANY, SUCH PERSON, BY ACCEPTING DELIVERY OF THIS MEMORANDUM,

AGREES TO RETURN THIS MEMORANDUM AND ALL RELATED DOCUMENTS ENCLOSED HEREWITH OR FURNISHED SUBSEQUENTLY, TO THE COMPANY AT ITS OFFICES AT MCGLEN MICRO INC., 3002 DOW AVENUE, SUITE 212, TUSTIN, CALIFORNIA 92780.
                                      * * *

         SALES OF THE UNITS CAN BE CONSUMMATED ONLY BY ACCEPTANCE BY THE COMPANY OF OFFERS TO PURCHASE SUCH SECURITIES WHICH ARE TENDERED TO THE COMPANY BY PROSPECTIVE INVESTORS. NO SOLICITATION OF ANY SUCH OFFER (INCLUDING ANY SOLICITATION WHICH MAY BE CONSTRUED AS AN "OFFER" UNDER FEDERAL AND/OR STATE SECURITIES LAWS) TO SUCH PROSPECTIVE INVESTORS IS AUTHORIZED WITHOUT THE PRIOR APPROVAL BY THE COMPANY.

                                      * * *

         PROSPECTIVE INVESTORS AND THEIR AUTHORIZED REPRESENTATIVES, ACCOUNTANTS AND ATTORNEYS ARE ENCOURAGED TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ADDITIONAL INFORMATION CONCERNING THE COMPANY OR NECESSARY TO VERIFY THE ACCURACY OF ANY OF THE INFORMATION CONTAINED HEREIN OR IN ANY DOCUMENT REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH.

         INVESTORS AND THEIR AUTHORIZED REPRESENTATIVES SHOULD REVIEW THE FOLLOWING LEGENDS REQUIRED BY CERTAIN JURISDICTIONS AND BE AWARE OF THEIR CONTENTS. PLEASE REVIEW THE FOLLOWING MATERIAL CAREFULLY TO DETERMINE WHETHER ANY OF THESE LEGENDS APPLY.

                            STATE NOTICES AND LEGENDS
                            -------------------------

FOR RESIDENTS OF ALL STATES
---------------------------

         IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THESE SECURITIES AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT

AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


                           SPECIFIC STATE DISCLOSURES
                           --------------------------

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH, OR APPROVED OR DISAPPROVED BY, THE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CALIFORNIA
----------

         IT IS UNLAWFUL FOR THE HOLDER OF ANY SECURITY TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

         THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS MEMORANDUM HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATIONS BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS MEMORANDUM ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

FLORIDA
-------

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT AND ARE BEING SOLD IN RELIANCE UPON THE EXEMPTION CONTAINED IN SECTION 517.061(11) OF SUCH ACT.

         FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER

OCCURS LATER. THIS OFFERING INVOLVES SALES IN FLORIDA. PAYMENTS FOR TERMINATED SUBSCRIPTIONS WILL BE PROMPTLY REFUNDED WITHOUT INTEREST.

         AS REQUIRED BY SECTION 517.061(11)(A)3, FLORIDA STATUTES, AND RULE 3E-500.05(5)(A) PROMULGATED THEREUNDER, PROSPECTIVE INVESTORS AND THEIR PURCHASER REPRESENTATIVES MAY HAVE, AT THE OFFICES OF THE COMPANY AT ANY REASONABLE HOUR, AFTER REASONABLE PRIOR NOTICE, ACCESS TO THE MATERIALS SET FORTH IN THE RULE, ANY OTHER MATERIALS RELATING TO THE COMPANY, THE OFFERING DESCRIBED IN THIS MEMORANDUM OR ANYTHING SET FORTH IN THIS MEMORANDUM WHICH THE COMPANY CAN OBTAIN WITHOUT UNREASONABLE EFFORT OR EXPENSE. SEE "ADDITIONAL INFORMATION." NO PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATION WHICH IS NOT IN CONFORMITY WITH THE INFORMATION CONTAINED HEREIN AND ANY SUCH REPRESENTATIONS SHALL NOT BE RELIED UPON. ILLINOIS

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRIVATE PLACEMENT MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 5 OF THE ILLINOIS SECURITIES ACT OF 1953. THE SECURITIES MAY NOT BE RESOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE ILLINOIS SECURITIES ACT OF 1953 OR UNLESS AN EXEMPTION FROM REGISTRATION THEREFROM IS AVAILABLE.

NEW JERSEY
----------

         THESE SECURITIES ARE OFFERED IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNDER THE NEW JERSEY UNIFORM SECURITIES LAW. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID LAW AND MAY NOT BE RE-OFFERED FOR SALE, TRANSFERRED OR RESOLD WITHOUT COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SAID LAW OR AN EXEMPTION THEREFROM. THE BUREAU OF SECURITIES OF NEW JERSEY HAS NOT PASSED UPON THE ACCURACY OR COMPLETENESS OF THIS MEMORANDUM AND DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF THE UNITS.

NEW YORK
--------

         THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR KNOWINGLY OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS PURPORTED TO BE SUMMARIZED HEREIN.

         THIS MEMORANDUM HAS NOT BEEN FILED WITH OR REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK PRIOR TO ITS ISSUANCE AND USE. THE ATTORNEY
GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON NOR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         ALL NEW YORK INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY UNDERSTAND THAT THE OFFERING MAY BE MADE ONLY TO THOSE NON-ACCREDITED RESIDENTS OF NEW YORK WHO HAVE A NET WORTH (ALONE OR JOINTLY WITH A SPOUSE, BUT EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OF THREE TIMES THE AMOUNT OF THE
INVESTMENT AND AN ADJUSTED GROSS INCOME (ALONE OR JOINTLY WITH A SPOUSE, BUT EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF FIVE TIMES THE AMOUNT OF THE INVESTMENT.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO THE REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         THE COMPANY WILL ONLY ACCEPT SUBSCRIPTIONS FROM ACCREDITED INVESTORS IN THIS STATE FOR WHOM THE INVESTMENT IS SUITABLE UPON THE BASIS OF FACTS DISCLOSED BY THAT INVESTOR IN THE SUBSCRIPTION DOCUMENTS, AND IF THE INVESTOR EITHER ALONE OR WITH ITS REPRESENTATIVE HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT IT IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PROSPECTIVE INVESTMENTS.

ALL STATES
----------

         THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS MEMORANDUM MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR

NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE.

         PRIOR TO ANY SALE HEREUNDER, EACH POTENTIAL INVESTOR AND HIS AUTHORIZED REPRESENTATIVE(S), IF ANY, ARE INVITED TO ASK QUESTIONS AND OBTAIN ADDITIONAL INFORMATION FROM THE AUTHORIZED REPRESENTATIVES OF THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, THE COMPANY AND ANY OTHER RELEVANT MATTERS (INCLUDING BUT NOT LIMITED TO ADDITIONAL INFORMATION TO VERIFY THE ACCURACY OF THE INFORMATION INCLUDED HEREIN), TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE. CONTACT MR. GEORGE LEE, MCGLEN MICRO INC., 3002 DOW AVENUE, SUITE 212, TUSTIN, CALIFORNIA 92780.

                             PREPARATION BY COMPANY

         The information contained in this Memorandum has been supplied and prepared by McGlen Micro, Inc. and its officers. Neither counsel for the Company nor the Placement Agents have verified this information and such counsel has acted only as scriveners to convey the information provided by the Company at the request of the Company.

                               GENERAL INFORMATION

         Prospective investors should not construe the contents of this Memorandum or any written or oral communications from McGlen, the Placement Agent or their employees, agents or affiliates, as tax, legal, investment or other advice. Each prospective investor must rely solely upon the investor's own representatives as to tax, legal, accounting, investment and related matters concerning an investment in the Company and a purchase of Units.

         The obligations of the parties to this transaction are set forth in and governed by the documents referred to in this Memorandum. No person is authorized to give any information or to make any statement, representation or warranty not contained in this Memorandum. Any such information may not be relied upon as having been authorized by the Company. Prospective investors should carefully review all of the information contained in this Memorandum and each of the exhibits hereto, especially the Risk Factors, and consult the Company with any further questions concerning the Company or the information contained in this Memorandum.

         The Company's books and records are kept at the executive offices of the Company at 3002 Dow Avenue, Suite 212, Tustin, 92780. Each prospective investor or the investor's authorized representative may review these documents at any reasonable time. The Company's officers will answer any questions raised by prospective investors or their authorized representatives in connection with this Offering and will provide the investors with any additional related information available to such officers, or such additional related information that can be acquired without unreasonable effort or expense.

         Neither the delivery of this Memorandum nor any sales of the Units under any circumstances create an implication that there has been no change in the matters discussed in this Memorandum since the date hereof.

                            CONFIDENTIAL INFORMATION

        This Memorandum and all matters contained herein are strictly confidential and proprietary to the Company. Each person receiving a copy of this Memorandum, by accepting such delivery, shall be deemed to have agreed not to disclose to others or to use any of the information herein contained except for purposes of evaluating with the investor's financial advisor an investment in the Units and to return same to the Company if the investors elect not to subscribe.

                         INVESTOR SUITABILITY STANDARDS

        An investment in the Units should be considered to be speculative, involves a high degree of risk, and is suitable only for prospective purchasers who have sufficient financial means to bear such risks, who have other substantial assets to provide for current needs and future contingencies and therefore have no need for immediate liquidity with respect to this investment, and who could withstand a total loss of this investment. No registration statement has been or will be filed with the Commission in connection with the offer and sale of the Units. Consequently, sales of the Units offered hereby will be made only to prospective purchasers who are "accredited investors" as that term is defined in Rule 501(a) of Regulation D promulgated under the Act. Certain sales of the Units made outside the United States may be made in reliance on Regulation S promulgated under the Act, to non-U.S. persons. Subscribers purchasing Units offered in reliance upon Regulation S will be required to execute a Regulation S Subscription Agreement, copies of which are available upon request from the Company or the Placement Agent. Nonetheless, suitability standards will be imposed as necessary to comply with the exemption of this Offering from any applicable foreign, federal or state registration or qualification requirements or for any other reasons the Company deems prudent.

        The Company will require that each investor represents in writing that the investor is an "accredited investor" within the meaning of Rule 501(a) of Regulation D. Pursuant to Rule 501(a), an individual investor must either: (i) have (along with a spouse) a net worth which exceeds $1,000,000 at the time of the purchase; or (ii) have had an individual income in excess of $200,000 in 1997 and 1998 (or joint income with a spouse which exceeds $300,000) and have a reasonable expectation of reaching the same income level (or joint income level) in 1999. Accredited investors under Rule 501(a) also include: (i) any bank or savings and loan association acting in its individual or fiduciary capacity, any broker-dealer, any insurance company, investment company, business development company, small business investment company or employee benefit plan (a) if the investment decision is made by a fiduciary which is a bank, savings and loan association, insurance company or registered investment advisor, or (b) if the plan has total assets in excess of $5,000,000, or (c) if a self-directed plan, the investment decisions are made solely by persons that are accredited investors; (ii) any private business development company; (iii) any organization under section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (iv) any trust with assets in excess of $5,000,000, not formed for the purpose of buying the securities, the purchase of which is directed by a "sophisticated" investor; (v) any director or executive officer of the Company; and (vi) any entity in which all equity owners are accredited investors. In addition, various jurisdictions may have established higher or additional suitability standards for their residents. The suitability standards referred to above represent minimum suitability requirements for prospective investors and the satisfaction of such standards by a prospective investor does not necessarily mean that the Units are a suitable investment for such prospective investor. The Company may make such further inquiry and obtain such additional information as it deems appropriate with regard to the suitability of prospective investors in order to comply with applicable state or local laws, rules, regulations or otherwise.

        Each prospective investor must execute and deliver to the Company the Subscriber Questionnaire and the Subscription Agreement attached hereto as Exhibit "A" (the "Subscription Documents") in accordance with the procedure described below. All U.S. investors must complete an IRS form W-9 and all foreign investors must complete an IRS form W-8, copies of which are attached hereto as Exhibit "B". The Subscription Documents will be relied upon by the Company in accepting a prospective investor's subscription for the Units. The Company, in its sole discretion, will have the right to require other documents or to refuse any subscription for any reason without liability to the subscriber.

        In addition to meeting these standards pertaining to the economic ability of the proposed investor to undertake the risks inherent in the purchase of the Units, each prospective investor will also be required to represent in writing, among other things, that such investor has either: (i) a pre-existing business or personal relationship with the executive officers or directors of the Company; or (ii) such knowledge and experience in financial and business matters that such investor is capable of evaluating the merits and risks of an investment in the Units and of making an informed investment decision, or has retained an attorney, accountant or other financial or business advisor who is able on behalf of the investor to evaluate the merits and risks of such an investment and to make an informed investment decision with respect thereto. See "TERMS OF THE OFFERING and RISK FACTORS."

        EACH PROSPECTIVE INVESTOR SHOULD REALIZE THAT SATISFACTION OF THE FOREGOING MINIMUM SUITABILITY STANDARDS DOES NOT NECESSARILY DETERMINE THAT AN INVESTMENT IN THE UNITS IS APPROPRIATE FOR SUCH PERSON.

        Each investor will also be required to represent that the Units are being acquired for investment and not with any intention of making a distribution or resale of the Units, and to agree to certain restrictions on future transferability of the Units. For these reasons, a purchaser of the Units must be willing and able to bear the economic risk of such an investment for an indefinite period of time.

                             SUBSCRIPTION PROCEDURE

        The execution of a Subscription Agreement constitutes a binding offer to purchase the Units and an agreement to hold open the offer to purchase the Units until the subscription is accepted or rejected by the Company. No subscriptions will be valid unless accepted in writing by an officer of the Company. Prospective investors who wish to invest must deliver the following items:

        1.  One  originally  executed  Subscription   Agreement  and  Subscriber
Questionnaire with all blanks completed (in the form attached hereto as Exhibit "A");

        2. A check payable to the order of "Boyd & Chang, LLP, Attorney Client Trust Account "B", as Escrow Agent for McGlen Micro Inc., in the full amount of the subscription.

        3. A Form W-8 or a Form  W-9 (in the form  attached  hereto  as  Exhibit
"B").

        The completed Subscription Documents and the check for the full amount subscribed should be returned to the Placement Agent. Wire transfers may be made directly to the Escrow Agent at:

             Boyd & Chang, LLP Attorney-Client Trust Account "B"
             National Bank of Southern California
             4100 Newport Place, Newport Beach, California
             Telephone:  (949) 863-2300
             ABA routing number 122239801, Acct. No. 04050207

        The Proceeds will be held by the Escrow Agent in an non-interest bearing account until a closing (a "Closing") of the Minimum Offering, at which time the subscriptions accepted by the Company will be deposited into the Company's operating account to be used in accordance with the purposes described herein. Thereafter, the Company may continue to sell the Units until the earlier of the sale of all the Units or October 15, 1999 (or any extension thereof at the option of the Company). Upon the acceptance of each Subscription Agreement by the Company: (i) the net proceeds will be delivered to the Company; and (ii) the investor will become a holder of the Shares for which the Company has accepted subscriptions.
                                EXECUTIVE SUMMARY

        THE FOLLOWING IS A PARTIAL SUMMARY OF THIS MEMORANDUM AND IS INTENDED ONLY FOR CONVENIENT REFERENCE AND SHOULD NOT BE CONSIDERED COMPREHENSIVE OR COMPLETE. NO PROSPECTIVE INVESTOR SHOULD SUBSCRIBE FOR UNITS UNTIL THE INVESTOR HAS CAREFULLY REVIEWED THE ENTIRE MEMORANDUM, INCLUDING RISK FACTORS AND ALL EXHIBITS, AND HAS CONSULTED WITH THE INVESTOR'S PERSONAL, LEGAL, ACCOUNTING, BUSINESS OR FINANCIAL ADVISORS.

        The Company. McGlen Micro Inc., is a global Internet retailer of computers, hardware and peripheral products, which services small offices/home offices, technically oriented computer hardware users and corporate purchasers. McGlen offers approximately 85,000 SKU's at its virtual superstore and that of its subsidiary AccessMicro.com and currently has a customer list of over 170,000.

        The Offering. The Company is offering up to 600,000 shares of Common Stock in 10,000 Share Units at a price of $25,000 per Unit, for an aggregate offering price of $1,500,000 (before paying commissions and the expenses of this Offering). Upon the sale of the Minimum Offering of 40 Units, a closing will be held and the Company will cause the Escrow Agent to disburse the Proceeds to the Company after the payment of all commissions, fees and costs associated with this Offering. Additional closings may be held from time to time until the earlier to occur of the sale of all of the Units or the Termination Date. The Units will be sold only to accredited investors. See "DESCRIPTION OF SECURITIES" and "INVESTOR SUITABILITY STANDARDS."

        Plan of Distribution. The Units are being offered on a "best efforts" basis by Redstone Securities, Inc., and in certain instances at the discretion of the Placement Agent through other participating NASD member firms. The Placement Agent will be paid a commission of 10% from each Unit it sells. Persons desiring to purchase Units will be required to complete, execute and deliver the Subscription Documents to the Placement Agent. See "SUBSCRIPTION PROCEDURE."

        Use of Proceeds. Assuming that either the minimum or maximum number of Units are sold, the net proceeds to be received by the Company from the sale of the Units are estimated to be approximately $900,000 to 1,350,000, after deducting commissions but prior to deducting the expenses connected with this Offering. The net proceeds will be used for the continued implementation of the Company's business plan, sales and marketing, website enhancement and general working capital until the close of the Company's proposed merger with Adrenalin. See "USE OF PROCEEDS."

                                  The Offering

Issuer:              McGlen Micro Inc., a California corporation.

Securities Offered:           Up to 600,000 shares of Common Stock

Purchase Price:               $25,000 per Unit ($2.50 per Share)

Aggregate
Offering Price:               $1,500,000 (600,000 Shares)

Use of Proceeds:              The Company  will use the net  proceeds for sales,
                              marketing, website enhancement and general working capital. See "USE OF PROCEEDS."

Capital Structure:            The  Company  is  authorized  to issue  50,000,000
                              shares of Common Stock, no par value, and has 25,770,000 shares of Common Stock outstanding.

Information                   Rights:  The Company will  furnish  holders of the
                              Units with annual financial statements together with such information and commentary by management as is usual and customary. The holders of the Units will also be entitled to receive all other information provided by the Company to the other holders of Common Stock.

Voting Rights:                Each share of Common Stock shall have one vote.

Risk Factors:                 The  Units and the  Common  Stock  comprising  the
                              Units are  subject  to  numerous  and  substantial
                              risks,   some  of  which  are  described  in  this
                              Memorandum. See "RISK FACTORS."

Investor Suitability:         The  Units  will  be  offered  and  sold  only  to
                              accredited  investors.  Standards:  See  "INVESTOR
                              SUITABILITY STANDARDS."

Offering                      This  Offering  will  terminate on the earlier of:
                              (i)  the  sale  of all of  the  Termination  Date:
                              Units; (ii) the termination of this Offering by the Company; or (iii) October 15, 1999, unless extended by the Company. See "SUBSCRIPTION PROCEDURE."

        The preceding summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Memorandum. Prospective investors will be required to represent to the Company that they have read this Memorandum in its entirety prior to the sale of any Units to the prospective investor.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------


                                  RISK FACTORS

        THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS MEMORANDUM.

Dependence on the Internet; Risks Associated with Evolving Market

        McGlen's future success is substantially dependent on the continued growth in the use of the Internet. The Internet is relatively new and is rapidly evolving. The Company's business would be adversely affected if Internet usage does not continue to grow. Internet usage may be inhibited for a number of reasons, such as:

        o the Internet infrastructure may not be able to support the demands placed on it or its performance and reliability may decline as usage grows;

        o security and authentication concerns with respect to transmission over the Internet of confidential information, such as credit card numbers and attempts by unauthorized computer users ("hackers") to penetrate online security systems; and

        o privacy concerns, such as those related to the placement by websites of certain information to gather user information, known as "cookies," on a user's hard drive without the user's knowledge or consent.

        The Company's market is characterized by rapidly changing technologies, evolving industry standards, frequent new service introductions and changing customer demands. To be successful, the Company must adapt to rapidly evolving markets by introducing new services to address the customers' changing demands. The Company's business, results of operations and financial condition could be materially affected if it incurred significant costs to adapt, or cannot adapt, to these changes. Due to the rapidly changing nature of the Internet business, the Company may be subject to other unknown risks, now and in the future.

Potential Liability for Content and Products Sold Over the Internet

        The Company could be exposed to liability for third-party information that may be accessible through the Company's website. Such claims might assert, among other things, that, by directly or indirectly providing links to websites operated by third parties, the Company could be liable for copyright or trademark infringement or other wrongful actions by such third parties through such websites. It is also possible that if any third-party content information provided on the McGlen websites contains errors, consumers might make claims against McGlen for losses incurred in reliance on such information.

        The Company may also enter into agreements with other companies under which any revenue that results from the purchase of services through direct links to or from the Company's website is shared. Such arrangements may expose the Company to additional legal risks and uncertainties, including local, state, federal and foreign government regulation and potential liabilities to consumers

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

of these services, even if the Company does not directly provide the services. There is no assurance that any indemnification provided to McGlen in its agreements with these parties, if available, will be adequate.

        Even if any of the possible claims referred to above does not result in liability to McGlen, the Company could incur significant cost in investigating and defending against such claims. The imposition of potential liability for information carried on or disseminated through the Company's system could require it to implement measures to reduce its exposure to such liability, which might require the expenditure of substantial resources or limit the attractiveness of the Company's services to consumers, manufacturers, retailers and others.

        The Company may not be able to obtain and maintain adequate insurance. The Company's general liability insurance may not cover all potential claims to which it may be exposed and may not be adequate to indemnify claimants for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on the Company's business, results of operations and financial condition.

Risks Associated with Entry into New Business Areas

        McGlen may choose to expand operations by developing new websites, promoting new or complementary products or sales formats, expanding the breadth and depth of products and services offered or expanding the Company's market presence through relationships with third parties. The Company may also pursue new acquisitions or investments. If the Company continues to acquire additional competitors or other companies, it could face difficulties in assimilating personnel and operations. In addition, key personnel of the acquired company might decide not to work for McGlen. Any new business or website launched by the Company not favorably received by consumers could also damage the reputation of the Company or its brands. The lack of market acceptance of such efforts or the inability to generate satisfactory revenues from such expanded services or products to offset their cost could have a material adverse effect on the Company's business, results of operations and financial condition.

Voting Control by the Officers and Directors of the Company's Common Stock

        The Company's executive officers and directors beneficially own substantially all of the outstanding shares of Common Stock and assuming the Maximum Offering is sold, will continue to own over 75% of the outstanding shares of Common Stock. The Company's officers and directors currently are, and in the foreseeable future will continue to be, in a position to control the Company by being able to nominate and elect the Company's Board of Directors. The Board of Directors establishes corporate policies and has the sole authority to nominate and elect the Company's officers to carry out those policies. Prospective investors therefore will have limited participation in the Company's affairs.

Financial Burden on Investors; Dilution

        The Company's present shareholders acquired a controlling interest in the Company at a nominal cost, which is substantially less than that which the investors in this Offering will pay for the Shares. A significant part of the financial risk of the Company's proposed activities will be borne by the investors who purchase the Units, while certain management, business partners and existing shareholders stand to realize benefits from significant stock ownership. Investors in this Offering will pay substantially more per Share than certain existing shareholders paid for their shares. Upon the completion of this

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

Offering, investors in this Offering will incur a substantial immediate dilution in the per Share tangible book value of their Shares.

Competitive Market for Technical Personnel and Retention of Key Employees

        The Company's success depends in part on its ability to attract, hire, train and retain qualified managerial, technical and sales and marketing personnel, particularly its co-founders, Mike Chen and George Lee, its Chief Marketing Officer, Robert Brown, its Vice President of Business Development, Alex Chen and its Chief Information Officer, David Chou. The loss of any of these individuals could have a material adverse effect on the Company's business, results of operation and financial condition. The Company does not have long-term employment agreements with many of its key personnel and maintains no key person life insurance. Competition for such personnel is intense. In particular, there can be no assurance that the Company will be successful in attracting and retaining the technical personnel it requires to conduct and expand its operations successfully. The Company's results of operations could be materially adversely affected if the Company is unable to attract, hire, train and retain qualified personnel.


Limited Operating History

        McGlen was founded in May 1996 and began retailing computer components and accessories on the Internet. Accordingly, there is a limited operating history upon which to base an evaluation of the Company and its business and prospects. The Company's business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as electronic commerce. Such risks for McGlen include a dependence on key vendors for merchandise, an evolving and unpredictable business model, management of growth, the Company's ability to anticipate and adapt to a developing market, development of equal or superior Internet retail operations by competitors, and the ability to identify, attract, retain and motivate qualified personnel. To address these risks, the Company must, among other things, continue to expand its vendor channels and buyer resources, manage product obsolescence and pricing risks, maintain its customer base and attract significant numbers of new customers, respond to competitive developments, implement and execute successfully its business strategy and continue to develop and upgrade its technologies and retailing services. There can be no assurance that the Company will be successful in doing what is required to address these risks. A substantial reduction in merchandise availability would have a material adverse effect on the Company's business, results of operations and financial condition. In addition, the Company historically has had relatively low operating margins and plans to continue to increase its operating expenses significantly in order to increase the size of its staff, enhance its website, move to larger facilities, expand its marketing efforts to enhance its brand image, increase its visibility on other companies' high traffic websites, purchase larger volumes of merchandise, increase its software development efforts, and support its growing infrastructure. As a result, McGlen could experience losses in the future. Further, in view of the rapidly evolving nature of the Company's business, the Company believes that period-to-period comparisons of its financial results are not necessarily meaningful and should not be relied upon as an indication of future performance.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------


Financial Uncertainty; Dependence on the Offering

        McGlen does not have significant operating capital. Accordingly, the Company is dependent upon the proceeds of the Offering to grow its operations, further expand its infrastructure and personnel and conduct meaningful promotion and advertising prior to its proposed merger with Adrenalin. Even if the Maximum Offering is sold, the Company will be required to and currently plans to seek additional financing. There can be no assurance that McGlen will be able to raise additional capital if needed or, if such additional financing is available, whether such financing can be secured on satisfactory terms or on terms not dilutive to investors in this Offering.

Fluctuations in Operating Results

        The Company's operating results have fluctuated in the past, and are expected to continue to fluctuate in the future, due to a number of factors, many of which are outside the Company's control. These factors include (i) the Company's ability to attract new customers at a steady rate, manage its inventory mix and the mix of products offered meet certain pricing targets, liquidate its inventory in a timely manner, maintain gross margins and maintain customer satisfaction, (ii) the availability and pricing of merchandise from vendors, (iii) product obsolescence and pricing erosion, (iv) consumer confidence in encrypted transactions in the Internet environment, (v) the timing, cost and availability of advertising on other entities' websites, (vi) the amount and timing of costs relating to expansion of the Company's operations, (vii) the announcement or introduction of new types of merchandise, service offerings or customer services by the Company or its competitors, (viii) technical difficulties with respect to consumer use of the Company's websites,
(ix) delays in revenue recognition at the end of a fiscal period as a result of shipping or logistical problems, (x) delays in shipments as a result of strikes or other problems with the Company's delivery service providers or the loss of the Company's credit card processor, (xi) the level of merchandise returns experienced by the Company, and (xii) general economic conditions and economic conditions specific to the Internet and electronic commerce. As a strategic response to changes in the competitive environment, the Company may from time to time make certain service, marketing or supply decisions or acquisitions that could have a material adverse effect on the Company's quarterly results of operations and financial condition. The Company also expects that in the future, like other retailers, it may continue to experience seasonality in its business.

Reliance on Merchandise Vendors

        The Company is entirely dependent upon vendors to supply it with merchandise for sale through the Company's Internet sites. The availability and pricing of merchandise is unpredictable. In 1998, a substantial percentage of the Company's gross merchandise sales were derived from merchandise acquired from a single provider, Ingram Micro. McGlen has no long-term contracts or arrangements with its vendors that guarantee the availability of merchandise. There can be no assurance that the Company's current vendors will continue to sell merchandise to the Company or that the Company will be able to establish new vendor relationships that ensure merchandise will be available for sale on the Company's websites. There also exists a substantial risk that McGlen's vendors might attempt to compete with the Company. The Company also relies on many of its vendors to process and ship merchandise to customers. The Company has limited control over the shipping procedures of its vendors, and shipments by these vendors have often been subject to delays. Although most merchandise sold by the Company carries a warranty supplied either by the manufacturer or the vendor, and the Company is not obligated to accept merchandise returns, the Company in fact has accepted returns from customers for which the Company did not receive reimbursements from its vendors or manufacturers. If (i) the Company

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------


is unable to develop and maintain satisfactory relationships with vendors on acceptable commercial terms, (ii) the Company is unable to obtain sufficient quantities of merchandise, (iii) the quality of service provided by such vendors falls below a satisfactory standard, or (iv) the Company's level of returns exceeds its expectations, the Company's business, results of operations and financial condition will be materially adversely affected.

Reliance on Other Third Parties

        In addition to its merchandise vendors, the Company's operation depends on a number of third parties. The Company has limited control over these third parties and no long-term relationships with any of them. The Company does not own a gateway (connection) onto the Internet, but instead relies on an Internet service provider to connect the Company's websites to the Internet. From time to time, the Company has experienced temporary interruptions in its websites connections and also its telecommunications access. Continuous or prolonged interruptions in the Company's websites connections or in its telecommunications access would have a material adverse effect on the Company's business, results of operations and financial condition. The Company's operations depend on operation systems, databases and servers and variety of software developed and produced by, and licensed from, third parties. The Company has from time to time discovered errors and defects in the software from these third parties and, in part, relies on these third parties to correct these errors and defects in a timely manner.

Risks of a Purchased Inventory Model

        While in most cases McGlen has limited inventory and price risk because it acts as a sales agent for vendors that retain title to the merchandise sold by the Company, McGlen does purchase some of its merchandise from vendors, thereby assuming the inventory and price risks of these products to be sold. These risks are especially significant because much of the merchandise currently sold by the Company (e.g., computer parts, peripherals and consumer electronics) is characterized by rapid technological change, obsolescence and price erosion. With McGlen's increasing reliance on purchased inventory, its success will depend on its ability to liquidate the inventory rapidly through its sales, the ability of its buying staff to purchase inventory at attractive prices relative to the resale value, and its ability to manage customer returns and the shrinkage resulting from theft, loss and misrecording of inventory. If the Company is unable to liquidate its purchased inventory rapidly, or if the Company's buying staff fails to purchase inventory at attractive prices, or if the Company fails to predict with accuracy the resale prices for its purchased merchandise, the Company may be forced to sell its inventory at a discount or at a loss and the Company's business, results of operations and financial condition would be materially adversely affected.

Competition

        The electronic commerce market, particularly on the Internet, is new, rapidly evolving and intensely competitive, and the Company expects competition to intensify in the future. The Company currently or potentially competes with a variety of other companies depending on the type of merchandise and sales format offered to customers. These competitors include Amazon.com, Buy.com, Outpost.com, Shopping.com/Compaq, Onsale.com and Dell. Most if not all of these competitors currently sell products below cost in order to acquire market share. Current and potential competitors have established or may establish cooperative relationships among themselves or directly with vendors and suppliers to obtain exclusive or semi-exclusive sources of merchandise. Accordingly, it is possible that new competitors or alliances among competitors and vendors may emerge and rapidly acquire market share. In addition, manufacturers might elect to liquidate their products directly. Increased competition is likely to result in

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

reduced  operating  margins,  loss  of  market  share  and  a  diminished  brand franchise, any one of which could materially adversely affect the Company's business, results of operations and financial condition. Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to secure merchandise from vendors on more favorable terms than the Company, and they may be able to respond more quickly to changes in customer preferences or to devote greater resources to the development, promotion and sale of their merchandise than can the Company.

Management of Growth; Limited Senior Management Resources

        The Company has rapidly and significantly expanded its operations and anticipates that significant expansion of its operations will continue to be required in order to address potential market opportunities. This rapid growth has placed, and is expected to continue to place, a significant strain on the Company's management, operational and financial resources. McGlen expanded from 13 employees as of December 31, 1997, to 34 employees as of December 31, 1998, and 65 employees as of September 16, 1999. The Company's new employees include certain key managerial and technical employees who have not yet been fully integrated into the Company's management team, and the Company expects to add additional key personnel in the near future. Increases in the number of employees and the volume of merchandise sales have placed significant demands on the Company's management, which includes only three executive officers. In order to manage the expected growth of its operations, the Company will be required to expand existing operations, particularly with respect to customer service and merchandising, to improve existing and implement new operational, financial and inventory systems, procedures and controls, including improvement of its financial and other internal management systems on a timely basis, and to train, manage and expand its already growing employee base. The Company also will be required to expand its accounting staff. Further, the Company's management will be required to maintain relationships with various merchandise vendors, freight companies, warehouse operators, other websites and services, Internet service providers and other third parties and to maintain control over the strategic direction of the Company in a rapidly changing environment. There can be no assurance that the Company's current personnel, systems, procedures and controls will be adequate to support the Company's future operations, that management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to manage and exploit existing and potential market opportunities successfully. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be materially adversely affected.

Risks Associated with Technological Change; Dependence on the Internet

        The Internet and electronic commerce industries are characterized by rapid technological change, changes in user and customer requirements, frequent new service or product introductions embodying new technologies and the emergence of new industry standards and practices that could render the Company's existing website and proprietary technology obsolete. The Company's performance will depend, in part, on its ability to license leading technologies, enhance its existing services, develop new proprietary technology that addresses the increasingly sophisticated and varied needs of its prospective customers, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of websites and other proprietary technology entails significant technical and business risks. There can be no assurance that the Company will be successful in using new technologies effectively or adapting its websites and proprietary technology to customer requirements or emerging industry standards. If the Company is unable, for technical, legal, financial or other reasons, to adapt in a timely manner in response to changing market conditions or customer

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

requirements, or if the Company's websites and proprietary technology do not achieve market acceptance, the Company's business, results of operations and financial condition would be materially adversely affected.

Government Regulation and Legal Uncertainties

        The Company is not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally and laws or regulations directly applicable to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. Furthermore, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for the Company's Internet sales and increase the Company's cost of doing business or otherwise have an adverse effect on the Company's business, results of operations and financial condition. Moreover, the applicability of existing laws to the Internet in various jurisdictions governing issues such as sales tax, libel and personal privacy is uncertain and may take years to resolve. In addition, as the Company's service is available over the Internet in multiple states and foreign countries, and as the Company sells to numerous consumers residing in such states and foreign countries, such jurisdictions may claim that the Company is required to qualify to do business as a foreign corporation in each such state and foreign country. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to the Company's business, could have a material adverse effect on the Company's business, results of operations and financial condition.

Risk of System Failure; Single Site

        The Company's success is largely dependent upon its communications hardware and computer hardware, substantially all of which are located at a leased facility in Tustin, California. The Company's systems are vulnerable to damage from earthquake, fire, floods, power loss, telecommunications failures, break-ins and similar events. The Company does not presently have significant redundant systems or a formal disaster recovery plan. A substantial interruption in these systems would have a material adverse effect on the Company's business, results of operations and financial condition. Despite the implementation of network security measures by the Company, its servers are also vulnerable to computer viruses, physical or electronic break-ins, deliberate attempts by third parties to exceed the capacity of the Company's systems and similar disruptive problems. Computer viruses, break-ins or other problems caused by third parties could lead to interruptions, delays, loss of data or cessation in service to users of the Company's services and products. The occurrence of any of these risks could have a material adverse effect on the Company's business, results of operations and financial condition.

Internet Commerce Security Risks

        A significant barrier to electronic commerce and communications is the secure transmission of confidential information over public networks. McGlen relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography or other events or developments will not result in a compromise or breach of the algorithms used by the Company to protect customer transaction data. If any such compromise of the Company's security were to occur, it could have a material

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

adverse effect on the Company's business, results of operations and financial condition. A party who is able to circumvent the Company's security measures could misappropriate proprietary information, credit card information of customers or cause interruptions in the Company's operations. McGlen may be required to expend significant capital and other resources to protect against the threat of such security breaches or to alleviate problems caused by such breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company or third party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could expose McGlen to a risk of loss or litigation and possible liability. There can be no assurance that the Company's security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company's business, results of operations and financial condition.

Risk of Capacity Constraints; Reliance on Internally Developed Systems; System Development Risks

        A key element of the Company's strategy is to generate a high volume of traffic on, and use of, its websites. Accordingly, the satisfactory performance, reliability and availability of the Company's websites, transaction-processing systems and network infrastructure are critical to the Company's reputation and its ability to attract and retain customers, as well as maintain adequate customer service levels. The Company's revenues depend on the number of visitors who shop on its websites and the volume of orders it fulfills. Any systems interruptions that result in the unavailability of the Company's websites or reduced order fulfillment process would reduce the volume of goods sold and the attractiveness of the Company's product and service offerings. The Company may experience periodic systems interruptions from time to time. Currently, the Company is experiencing a significant increase in customer telephone inquiries regarding pending orders resulting in an overload of its telephone system. The telephone system requires major enhancements immediately to handle the current telephone volume. Any substantial increase in the volume of traffic on the Company's websites or the number of orders placed by customers will require the Company to expand and upgrade further its technology, transaction-processing systems and network infrastructure. There can be no assurance that the Company will be able to accurately project the rate or timing of increases, if any, in the use of its websites or timely expand and upgrade its systems and infrastructure to accommodate such increases.

        The Company uses a combination of industry supplied software and internally developed software and systems for its websites, search engine, and substantially all aspects of transaction processing, including order management, cash and credit card processing, shipping and accounting and financial systems. Any substantial disruptions or delays in any of its systems would have a material adverse effect in the Company's business, prospects, financial condition and results of operations.

Dependence of Continued Growth of Online Commerce

        The Company's future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce by consumers. Rapid growth in the use of and interest in the web, the Internet and other online services is a recent phenomenon, and there can be no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced products and services over the Internet are subject to a high level of uncertainty. The

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

Company relies, and will continue to rely, on consumers who have historically used traditional means of commerce to purchase merchandise. For the Company to be successful, these consumers must accept and utilize novel ways of conducting business and exchanging information. In addition, the Internet and other online services may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and other online services continue to experience significant growth in the number of users, their frequency of use or an increase in their bandwidth requirements, there can be no assurance that the infrastructure for the Internet and other online services will be able to support the demands placed on them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or other online service activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet or other online services could also result in slower response times and adversely affect usage of the Internet and other online services generally and the Company in particular. If use of the Internet and other online services does not continue to grow or grows more slowly than expected, or if the infrastructure for the Internet and other online services does not effectively support growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, the Company's business, prospects, financial condition, and results of operations would be materially adversely affected.

Year 2000

        The Company will be interacting with certain computer programs in connection with credit card transactions and programs used by the Company's vendors and suppliers. These programs may refer to annual dates only by the last two digits, e.g., "99" for "1999." Problems are anticipated to arise for many of these programs in the year 2000 ("Year 2000 Problems") when "00" is mistaken for "1900." The Company has taken this problem into account with respect to its own internal programs and believes that its own internal software is not susceptible to Year 2000 Problems. The Company will not, however, be certain that its own systems are free from Year 2000 Problems until after the Millennium, when it will be too late to correct undiscovered problems before they potentially adversely effect the Company's operations. The Company has not made a formal assessment of programs used by service providers or other third parties, including the financial institutions processing credit card transactions, with which the Company may have to interact, nor the Company's vulnerability which may result from any such party's failure to remediate their own Year 2000 problems. There can be no guarantee that the systems of the Company or other companies on which the Company relies will be converted timely and will not have an adverse effect on the Company's systems and the Company's business, prospects, financial condition and results of operations.

Availability of Merchandise; Vendor Credit for the Company

        Although the Company's merchandising division maintains relationships with vendors which it believes will offer competitive sources of supply, and believes that other sources are available for most of the merchandise it will sell or may sell in the future, there can be no assurance that suppliers will be able to obtain the quantity of brand or quality of items that management believes are optimum. The unavailability of certain product lines could adversely impact the Company's operating results. Most of the Company's vendors are not prepared to advance normal levels of credit to the Company. The Company's current sales volumes are also limited by the gross account limitations placed upon credit card sales by the Company's Visa/Mastercard and other credit card service providers. An unwillingness to extend credit along with a substantial increase in sales volume will cause the Company to exceed its

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------


current credit limit, thus requiring additional amounts of capital to finance the Company's operations, and reduce returns, if any, on invested capital.

Sales and Other Taxes

        The Company does not currently collect sales or other similar taxes with respect to shipments of goods to consumers into states other than California. One or more states may seek to impose sales tax collection obligations on out-of-state companies such as the Company, which engage in online commerce. In addition, any new operation in states outside California could subject shipments into such states to state sales taxes under current or future laws. A successful assertion by one or more states or any foreign country that the Company should collect sales or other taxes on the sale of merchandise could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

Restrictions on Transfer

        Neither the Units nor the Shares contained in the Units may be resold unless such sale is registered under the Act or qualifies for an exemption from registration under the Act and all applicable state securities laws. The Units and the Shares should be considered a suitable investment only for investors whose financial position is such that they will be able to hold the Units and the Shares for an indefinite period. Some state laws may impose additional restrictions on transfer of the Units or the Shares.

Best Efforts Offering

        This Offering is being made on a "best efforts" basis. No commitment exists to purchase all or any part of the Units being offered hereby. There is no guarantee that the Company will be able to sell any of the Units.

Limitation of Liability

        The Company's Articles of Incorporation, as amended, provide that the Company's directors shall not be personally liable for monetary damages to the Company or its shareholders for a breach of fiduciary duty as directors, subject to limited exceptions. Although such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission, the presence of these provisions in the Articles of Incorporation, as amended, could prevent the recovery of monetary damages against the Company's directors.

No Dividends

        The Company has never paid any cash or other dividends on its common stock. Payment of dividends is within the discretion of the Board of Directors and will depend upon the Company's earnings, capital requirements and financial condition, and other factors deemed relevant by the Board. For the foreseeable future, the Board of Directors intends to retain future earnings, if any, to finance its business operations and does not anticipate paying any cash dividends with respect to the Common Stock.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

Arbitrary Price

        The price for the Units and the Shares has been determined arbitrarily by the Company. The Offering price should not be regarded as an indication of any future market price of the Company's capital stock and has no relation to the value of the Company or the Common Stock.

Projections and Forward-Looking Statements

        This Memorandum contains statements regarding matters that are not historical facts and constitute forward-looking statements within the meaning of
Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934. These statements often refer to the Company's future plans, projections, objectives, expectations and intentions and the assumptions underlying or relating to these statements. These statements are generally identified by reference to such words as "expects," "anticipates," "hopes," "plans," "intends," "believes," "estimates" and similar expressions evidencing future intentions. Because the outcome of the events described in such forward-looking statements is subject to risks and uncertainties and in the nature of projections or predictions of future events which may not occur, actual results may differ materially from those expressed in or implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurances that its expectations will be achieved. The level of future revenues of the Company, and its profitability, if any, are impossible to accurately predict due to uncertainty as to possible changes in economic, market and other circumstances. Certain of the factors that could cause actual results to differ from the Company's expectations are set forth in these Risk Factors. Prospective investors are urged to consent with their own advisors with respect to any revenue, financial, business and other projections contained herein.

New Software and Server

        The Company has recently purchased and adopted a new server and related software for accounting, inventory and purchasing control. A few of the Company's employees is experienced in the operation of the new server and software. Since the Company is dependent upon its server to support every aspect of its business, if the Company is unable to quickly adapt to the new system, it could have a material adverse effect upon the Company's results of operations.

Risks Related to the Adrenalin Merger

        Uncertainty of Completion of Merger. The Company has priced the Units and the Shares in this Offering based upon the expectation that the proposed merger between the Company and Adrenalin Interactive, Inc. (Nasdaq Symbol: ADRN) will be completed (the "Merger"). The consummation of the Merger is subject to a number of conditions including, without limitation, approval by Nasdaq, the SEC approval of a Merger proxy and approval by the shareholders of Adrenalin and the completion of this Offering. If for any reason the Merger is not completed, the Company will be required to pay back certain loans from Adrenalin (as described herein "Adrenalin"). If the Merger is not completed, the Company will not have any liquidity in its stock and may not have any other means to leverage its revenues to obtain multiples achieved by publicly traded Companies. Such illiquidity could have a material adverse effect upon the Company's ability to raise additional capital. In addition, if the Merger is not consummated, the attention and effort devoted to the integration of the two companies will have significantly diverted management's attention from other significant operating issues, and could have a material adverse effect on the Company's results of operations. See "RECENT TRANSACTIONS."

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

        The Market Price of Adrenalin Could Decline as a Result of the Merger. Even if the Merger is consummated, the market price of Adrenalin's common stock could decline as a result of the Merger if: (i) the integration of Adrenalin and the Company is unsuccessful; (ii) the combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts; or (iii) the Merger's financial effect on the combined company is not consistent with the expectation of financial analysts.

        Inability to Manage Public Company. The Management of the Company has little experience in operating a public company or to the reporting and investor and market relation responsibilities or market sensitivity attendant thereto. There is no assurance that the Company's executive officers will be able to manage the operations of a public company and the financially troubled subsidiary of Adrenalin, Western Technologies. The failure to effectively manage the combined entity could have a material adverse effect upon the Company's results of operations.

        Financial Impact of Merger. Each of Adrenalin and the Company has and will continue to expend substantial sums on legal and accounting fee, investment advisors, and consulting services and each company has dedicated substantial management resources to the Merger. Adrenalin is not profitable and has substantial debt and trade payables. The Company will inherit each of these problems and liabilities. If the Company fails to generate substantial revenues and earnings, the cost of the Merger and the liabilities of Adrenalin could have a material adverse effect on the Company's results of operations.

        FOR ALL OF THE REASONS STATED IN THESE RISK FACTORS AND OTHERS, INCLUDING THOSE SET FORTH HEREIN, THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED IN THIS MEMORANDUM SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM. THESE SECURITIES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO IMMEDIATE NEED FOR A RETURN OF OR ON THEIR INVESTMENT.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                                  THE BUSINESS

The Company

        McGlen Micro Inc. is a leading Internet operating company focused on creating branded ecommerce marketplaces/ storefronts targeting business to business and business to consumer markets. Formed in May 1996, McGlen has grown into a leading Internet provider of desktop, and mobile computing products, including hardware, software, peripherals, accessories and services targeting technology oriented consumers and business professionals in small, medium and large sized businesses.

        McGlen currently operates two companies with two distinct marketplace/ storefronts, AccessMicro.com and McGlen.com, each providing a wide array of computing products to business professionals and technology enabled consumers respectively. Utilizing McGlen's two unique companies, and by leveraging the Company's distribution network of over 85,000 stock keeping units ("SKUs"), McGlen enables consumers to individually research, evaluate, compare, integrate and purchase computing products and services based on their individual needs, desires and motivations. McGlen's dynamically responsive online content and vast choice of products creates a one-stop shopping capability for consumers, 24 hours a day, seven days a week.

        The Company's online shopping experience is based on McGlen's unique and aggressive selling strategy which focuses on creating an online experience. McGlen provides multiple shopping capabilities based on individual preferences and features, an easy to navigate interface, extensive product research, integration and information tools and powerful search capabilities.

        In  order  to  build  and  enhance  McGlen's  corporate  brand  and  the individual brand positions for AccessMicro.com and McGlen.com, McGlen is currently planning multiple marketing programs, advertisements and co-ops. McGlen is currently entering into business development, marketing and promotional alliances with content, website and media properties. McGlen will also be re-branding McGlen.com in October 1999, as Techsumer.com. Techsumer.com will replace McGlen.com and will continue to be positioned as the Online Market for Technology Consumers. AccessMicro.com will continue to be positioned as the Online Market for Business Professionals.

Revenue & Growth

        The Company has grown rapidly since its inception in 1996 when it focused primarily on memory products. Additional growth has been as the result the acquisition of AccessMicro.com storefront. McGlen is currently finalizing the reverse acquisition of Adrenaline Interactive (Nasdaq: ADRN). McGlen's combined (accessmicro.com and McGlen.com) net sales revenues are projected to reach $35.0 million for the year ending 1999, up nearly 100% from a revenue base of $16 million for the year ended December 31, 1998.

        McGlen's quarterly net sales revenue has increased consecutively from Q3/98 to Q3/99 from $3.9 million, to $4.6 million, $6.1 million and $8.1 million, respectively. McGlen is currently acquiring new consumers at an average rate of nearly 15,000 per month up from 8,000 in 1998, McGlen has current total consumer list of over 170,000. McGlen has an average repeat consumer base of nearly 28% for second time buyers which has increased from 19% in the year ending 1998. For the year ending 2000 McGlen believes that the repeat purchase

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

rate will increase to an estimated 40%. McGlen companies are currently experiencing an average transaction size of approximately $220 per order for AccessMicro.com and $237 for McGlen.com.

McGlen's Market

        According to Jupiter Communications, a prominent on-line market research firm, the marketplace for online purchases by consumer in North America is expected to grow from nearly $50.8 billion in 1998 to approximately $1.4 trillion by 2003. Of this total available market, Jupiter estimates that the business to consumer portion will grow from $7.8 billion in 1999 to an estimated $108 billion in 2003. Jupiter also estimates that the business to business portion of this market will grow from $43 billion in 1999 to an estimated $1.3 trillion market by 2003. In the combined total available market, Jupiter estimates that by 2003 the largest online revenue opportunity will be the sale of computer products, communications products and consumer electronics, estimated to be $14.5 billion in the North American market.

        In order to capitalize on the additional market growth outside McGlen's current market, McGlen will move to expand the Company's focus in the areas of communications products and consumer electronics based entertainment products.

Business Strategy

        McGlen recognizes the unique opportunity created by the Internet medium. In the Company's effort to become the leading provider of technology products for business professional and technology consumers, McGlen is focusing on the following business strategy elements:

        Create a Leading eCommerce Business Model, eCommerce Engine and Website Experience.

        McGlen has developed a proprietary business model which it believes results in a profitable return based on multiple revenue points, ranging from product sales through customized up-selling and cross selling of additional product and services, to the primary purchase consideration and advertising/merchandising subsidies. McGlen believes that in order to succeed in the online retailing marketplace, the Company must focus on one basic concept: the website based on the utilization of one part content and one part commerce. McGlen believes this concept that this is key to creating a robust online shopping experience that is more convenient, more responsive, more personal, and more intuitive than provided in traditional brick and mortar settings. McGlen utilizes a number of Internet technologies combined with its proprietary database which it believes provides a unique purchasing experience for the Company's consumers. McGlen's utilization of content creates an attractive median for vendors and manufacturers to effectively merchandise their products for sale, while providing McGlen with a revenue stream from merchandising and promotional fees. Further, McGlen hopes that the high entertainment value of the sites create a reason for consumers to return to the sites to see additional offerings available. McGlen will continue to focus on re-marketing to consumers once they have purchased by creating custom, personalized pages that greet consumers and immediately offer special configurations based on their past purchase and shopping behaviors.

        Diversify & Integrate the Product Portfolio

        By diversifying the product portfolio to focus on computing, communications and entertainment products, McGlen's marketplaces are able to offer consumers a greater variety of products and prices in categories that consumer and business professionals commonly own. Each marketplace will appeal

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

to a certain consumer segment, providing consumers an in depth selection of name brand, unbranded, private label, surplus and refurbished products. The extensive product line of each marketplace/storefront serves to differentiate McGlen companies from other e-tailers offering more than the "plain vanilla" selection most competitors offer. In addition, since the majority of brand name products come from major distributors, McGlen's portfolio of unbranded and refurbished goods decreases its dependence on those suppliers and creates an opportunity for higher gross margins. Currently, unbranded and refurbished items account for 23% of net sales at average gross margins of 20%.

        Further by focusing on products that have a level of interconnect capability within one product silo, or category, such as the computing category, where a piece of software can be sold to a desktop computing product, McGlen marketplaces can provide additional up-sell attachments of products to the consumers primary sale. This interconnectivity also exists between product silos. This allows products such as communication products and computing products to be integrated by the user online using the website in the Techsumer.com marketplace or the AccessMicro.com marketplaces respectively.

        Create World Class Brand

        McGlen believes that both Techsumer.com and AccessMicro.com are well positioned to become leading brand names in Internet commerce due to management's experience in marketing, sales, distribution and development and application of proprietary information technology. McGlen operates in a market in which its brand names are critical to attracting high quality vendors and a high level of consumer traffic. Accordingly, McGlen's strategy is to promote, advertise and increase its marketplace/storefront visibility through a variety of marketing and promotional techniques.

        Develop Strategic Alliances

        Since many of McGlen's online competitors are supplied by the same few distributors such as Ingram Micro and Tech Data, McGlen believes that developing strategic alliances with other distributors will prove to be an operational and competitive advantage. In pursuit of this strategy, McGlen entered into a strategic alliance with Synnex Information Technologies Inc. ("Synnex"), a division of the largest distributor of computer related products in Taiwan. The benefits of this alliance include higher margins, better terms of sale, and the leveraging of the Synnex relationship to negotiate direct contracts with other select manufacturers.

        Increase Direct Supply from Device Manufacturers

        Acquiring products directly from manufacturers is an additional component to McGlen's model for profitability and growth. The benefits of augmenting the distributor relationship with direct manufacturer relationships are improved gross margins and better terms of sale. Direct relationships with the manufacturer also serves as a competitive advantage given that the universe of component manufacturers is large and fragmented. In choosing manufacturers with whom to do business, McGlen selects only those with a proven reputation of offering high quality products. McGlen currently acquires some of its battery, memory, media, and printer accessory products directly from manufacturers.

        Leverage Low Cost Infrastructure

        McGlen does not incur normal expenses necessary to support a traditional retail operation, which requires inventory, warehouse facilities, retail store

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

space and attendant personnel. McGlen establishes its vendor relationships where it acts as a principal and arranges the order fulfillment, payment verification, shipping functions and consumer support, which enables it to take advantage of the savings from eliminating those traditional retail expenses.

        Cross Merchandising and One to One Marketing

        McGlen will utilize data mining techniques to analyze storefront traffic and purchase history. This should allow McGlen to develop products and services based upon consumer needs. By promoting purchases from repeat buyers, McGlen simultaneously develops brand loyalty, one of the most powerful and cost effective marketing assets. In addition, average order sizes have been historically higher for repeat purchases than for first time purchases. Currently, over 35% of McGlen's net sales are from repeat buyers. To increase this number, McGlen will increase the frequency and appeal of its direct marketing efforts to existing consumers. Furthermore, McGlen will increase the interactivity of its website to provide a community-like experience, which it believes will encourage consumers to return repeatedly.

        Develop Broad Appeal Merchandising

        McGlen's merchandising strategy is designed to appeal to all classes of consumers. McGlen intends to become a one-stop, high technology shopping service by virtue of its broad merchandise mix. McGlen expects to provide the Internet shopper with merchandise selection and pricing unmatched by any other current category leader.

        Ensure High Consumer Satisfaction

        McGlen believes buyers are initially attracted by bargain prices and quality merchandise in a friendly and community enhanced environment. Accordingly, McGlen intends to continue offering its consumers a wide array of opportunities to buy desired merchandise at low prices through a visually stimulating and user friendly interface which is rich in both product SKUs and product description content. Not all products are purely sold at the lowest price equation. McGlen will also focus on up-selling or cross-selling better value products and better-featured products utilizing McGlen's unique shopping experiences through each marketplace. In addition to online order tracking, McGlen provides consumers online sales counseling through an innovative chat mechanism, as well as pre and post sales support utilizing both e-mail and telephone support.

Marketing Strategy

        McGlen's primary marketing objectives are to:

        o    Increase  viewer  traffic to McGlen  company  marketplace/sites  by promoting the Techsumer.com and AccessMicro.com brand names;
        o    Promote  repeat   purchases   through  strong   consumer   loyalty,
             satisfaction and experience,  and
        o Increase up-sell and cross-sell product attach rates for incremental revenue opportunities.

        McGlen intends to build strong consumer loyalty through the use of consumer preference and behavioral data obtained as a result of monitoring its consumers' activities online. In contrast to traditional direct marketing efforts, McGlen's personalized notification services send consumers information on updated prices, new product availability and new service enhancements. By offering consumers a compelling and personalized value proposition, McGlen seeks

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

to increase the number of visitors who make a purchase, thus encouraging repeat visits and purchases. Loyal, satisfied consumers also generate word of mouth advertising and are able to reach thousands of other users through online methods.

        McGlen's advertising philosophy is based on measurable effectiveness. As a traditionally profitable company, McGlen believes that growth of revenue through marketing should not come at the expense of the bottom line. Therefore, to increase consumer awareness and the consumer base, McGlen plans to focus its marketing approach to one that encompasses multiple elements:

        Build a virtual community

        McGlen believes that by building a virtual community on its website, it can attract more consumers and maintain higher levels of loyalty from these consumers. McGlen intends to create an interactive, community like feel to the online shopping experience. For example, consumers/members will be able to set up profiles, provide product feedback, play interactive online games with each other, and communicate in real-time chat rooms. The virtual community "feel" will create an online shopping experience that attracts and retains consumers.

        WebBased Advertising

        McGlen will advertise online with other computer related sites and offer product promotions through these sites. Each advertising project will be evaluated with respect to cost, exclusivity, and exposure based on click through ratios and conversion ratios.

        Alliances with Major Websites

        McGlen believes that although niche based advertising will attract desired consumers who are more likely to purchase, the growth of the Internet population will include general populations that have more diverse interests. The intent of advertising and alliances with major portals is to target this forthcoming general population, who can help build brand recognition for McGlen through informal channels.

        Linking programs

        According to Word-Of-Net, an online service that measures the number of links to a particular site, McGlen is reported to have approximately 15,500 links from other sites on the web as of September 1999. These links, most of which are free to McGlen, allow potential consumers to simply click on the link and become connected to McGlen's site from search engines, manufacturers' sites, general interest sites, and community sites. McGlen intends to seek out link affiliates as a cost-effective means of advertising.

        Direct marketing to current consumers

        McGlen currently sends promotional offers via E-mail to current consumers. With the enhancement of the McGlen websites to accommodate consumer profiles, McGlen will include one to one marketing efforts to the overall program.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

Competitive Overview

        In the market for computer related products, McGlen faces competition from a spectrum of category competitors. A consumer who wishes to purchase high-tech products has the following options:

================================================================================
CATEGORY                                     SAMPLE COMPETITORS
--------------------------------------------------------------------------------
Traditional "brick and mortar"               CompUSA and MicroCenter
retailers
--------------------------------------------------------------------------------
Mail-order cataloguers                       CDW, MicroWarehouse and Insight
--------------------------------------------------------------------------------
Online retailers                             Buy.com, Outpost.com, NECX and
                                             Onsale.com/ Egghead.com
--------------------------------------------------------------------------------
Manufacturers who sell directly              Dell and Gateway
online
--------------------------------------------------------------------------------
Online service providers                     AOL and the Microsoft Network (MSN)
================================================================================

        McGlen believes that traditional retailers and mail-order cataloguers cannot effectively compete with the convenience, affordability and selection offered by an online superstore like McGlen.com. With the number of online purchasers growing at a compound annual rate of roughly 40%, offline sales are sure to decrease as a percentage of the total market.

        McGlen encounters the tightest competition from the flurry of other online sites that offer computer products over the Internet, including Buy.com, Outpost.com, Onsale.com and NECX.

        Competition

        The online commerce market is new, rapidly evolving and intensely competitive. Current and new competitors can launch new sites at a relatively low cost. In addition, the computer products retail industry is intensely competitive. McGlen currently or potentially competes with a variety of other companies. These competitors include (i) various traditional computer retailers including CompUSA and MicroCenter, (ii) various mail-order retailers including CDW, MicroWarehouse, Insight, PC Connection and Creative Computers, (iii) various Internet-focused computer retailers including Egghead.com, software.net Corporation and NECX Direct, (iv) various manufacturers that sell directly over the Internet including Dell, Gateway, Apple and many software companies, (v) a number of online service providers including America Online and the Microsoft Network that offer computer products directly or in partnership with other retailers, (vi) some non-computer retailers such as Wal-Mart that sell a limited selection of computer products in their stores and (vii) computer products distributors which may develop direct channels to the consumer market. Increased competition from these and other sources could require McGlen to respond to competitive pressures by establishing pricing, marketing and other programs or seeking out additional strategic alliances or acquisitions, any of which could have a material adverse effect on the business, prospects, financial condition and results of operations of McGlen. McGlen believes that the principal competitive factors in its market are brand recognition, selection, price, variety of value-added services, ease of use, site content, fulfillment, reliability, quality of search tools, customer service and technical expertise. Many of McGlen's current and potential competitors have longer operating histories, larger customer bases, greater brand recognition, and significantly

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

greater financial, marketing and other resources than McGlen. In addition, online retailers may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies as use of the Internet and other online services increases. McGlen is aware that certain of its competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than McGlen. Increased competition may result in reduced operating margins, loss of market share and a diminished brand franchise, any of which would have a material adverse effect on McGlen. Moreover, companies that control access to transactions through network access or Web browsers currently promote, and will likely continue to promote competitors of McGlen. There can be no assurance that McGlen will be able to respond effectively to increasing competitive pressures or to compete successfully with current and future competitors.

        "Pure-Play" Online Retailers

        Out of the "pure-play" e-commerce companies, the early market share leaders are Beyond.com, Buy.com, Outpost.com, NECX and Onsale. These companies often sell their products at near wholesale prices, and while they do offer a competitive selection of items, they (with the exception of NECX) typically purchase their products from the same group of major distributors such as Ingram Micro and Tech Data. Thus, they are subject to a risky dependence on common suppliers. Furthermore, these online superstores rely heavily on advertising revenue to supplement their less profitable trade operations, and none of them have demonstrated positive profits in any period in their financial history.

        Recent New Entrants

        The addition of direct manufacturers and web content providers to the online superstore scene adds even more competition to an already crowded market. Dell Computer, with the help of IBM, has launched Gigabuys.com, a superstore that will offer roughly 30,000 SKUs. Gateway, with the help of NECX, has developed SpotShop.com, an online outlet that will offer Gateway and third-party offerings. Other new entrants include Compaq and Microsoft.

        The threat of direct online selling from the major computer distributors such as Ingram Micro and Tech Data also presents a challenge. While these distributors are currently operating only in the indirect channel, the threat of eroding margins and increased competition could force them to enter the direct channel. This would create an opportunity for online retailers that are able to forge direct relationships with manufacturers, eliminating the distributor.

        Competitive Positioning

        McGlen realizes the challenges faced by the dynamic competitive landscape and believes that it can establish a significant portion of the online retailing market by following its core strategy of operating a network of high-margin, niche market specialty stores. Unlike other "pure-play" e-commerce companies, McGlen will offer online product expertise and assistance through its segmented specialty stores and virtual community experience, ultimately providing the customer a higher level of service, a greater selection and added convenience. On the operational front, McGlen will seek to continue to establish more lucrative contracts and alliances with manufacturers and distributors. Additionally, McGlen has the advantage of having a profitable operating history, unlike most of the large online retailers who have yet to turn a profit in any given period.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

        In response to the threat posed by the large manufacturers and distributors who are eager to establish a superstore presence online, McGlen intends to continue to offer a broad selection of higher-margin unbranded products to supplement its brand-name items with the aim that this will differentiate its product portfolio from the brand name manufacturers and distributors. Furthermore, McGlen intends to continue to expand on the number of direct relationships with other manufacturers and distributors (e.g. Synnex, the U.S. subsidiary of one of the largest distributor in Taiwan).

Offices

        McGlen operates McGlen.com and AccessMicro.com from its principal executive offices, located at 3002 Dow Avenue, Suite 212, Tustin, CA 92780, Tel:
(949) 851-8078. These offices consist of approximately 4,058 square feet of office. McGlen has four years remaining on a five year lease. The monthly rent is $3,490. McGlen also leases approximately 2,000 square feet of office space in Irvine, California, from which McGlen operates AMT Component, Inc. under a three year lease which expires in July 13, 2001. McGlen pays $2,200 per month. McGlen's current facilities are inadequate for its current size. McGlen intends to use part of the proceeds to move to a larger facility. The Company is presently searching for a facility of approximately 25,000 square feet. The Company anticipates that the monthly rent on such a facility will be approximately $25,000 per month and that the facility will be adequate to meet the Company's needs for the foreseeable future.

Proprietary Rights

        McGlen regards its copyrights, trademarks, trade dress, trade secrets, and similar intellectual property as critical to its success. McGlen intends to rely on trademark and copyright law, trade secret protection and confidentiality or license agreements with its employees, customers, partners and others to protect its proprietary rights. McGlen has filed an application for the registration of its tradename "McGlen.com" with the United States Patent and Trademark Office. Effective trademark, copyright, and trade secret protection may not be available in every country in which McGlen's products are made available through the Internet. McGlen is aware that third parties, particularly competitors, have, from time to time, copied significant portions of McGlen's website design and directory listings for use in competitive Internet services. The distinctive elements of McGlen's web-sites may not be protectible under copyright law. McGlen cannot guarantee the steps McGlen has taken to protect its proprietary rights will be adequate.

        Many parties are actively developing search, indexing, e-commerce and other web-related technologies. McGlen believes that such parties will continue to take steps to protect these technologies, including seeking patent protection. Disputes regarding the ownership of such technologies are likely to arise in the future. For example, McGlen is aware that a number of patents have been issued in the areas of electronic commerce, online auctions, web-based information indexing and retrieval, online direct marketing, common Web graphics formats and mapping technologies. McGlen anticipates that additional third party patents will be issued in the future. McGlen has not received any infringement claims against McGlen in the form of letters, lawsuits and other forms of communication. In the event that there is a determination that McGlen has infringed such third-party patent rights, McGlen could incur substantial monetary liability and be prevented form using the rights in the future.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

Employees

        McGlen has 65 employees of which 7 are administrative and 5 are management. The Company is not a party to any collective bargaining agreements. The Company believes that its relations with its employees are good.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

        The following discussion of the financial condition and results of operations of McGlen and its wholly owned subsidiary AMT Component Inc. ("AMT") should be read in conjunction with the Financial Statements, including the Notes thereto, for each of McGlen and AMT and the Risk Factors, included elsewhere in this Memorandum.

Overview

        McGlen is a global Internet retailer of computer hardware, software and peripheral products to the consumer and small office/home office marketplace. With more than 85,000 SKUs, McGlen offers an online "superstore" at www.McGlen.com and through its subsidiary AMT with AccessMicro.com, that provide onestop shopping for domestic and international customers, 24 hours a day, seven days a week. McGlen's online stores feature a fun, easy to navigate interface, competitive pricing, extensive product information and powerful search capabilities.

        McGlen has grown rapidly since its inception in 1996. McGlen had net income of $59,719 and $151,507 for the years ended December 31, 1998, and 1997, respectively. Costs associated with the acquisition of AMT and the merger with Adrenalin, caused McGlen to suffer a small loss in the first two quarters of 1999. AMT had net income of $131,410 for the period ended December 31, 1998 and lost $21,500 in the first year of its operations which ended December 31, 1997.

        Since computer retailers typically have low product gross margins, McGlen's ability to regain profitability is dependent upon its ability to increase net sales. To the extent that McGlen's marketing efforts do not result in significantly higher net sales, McGlen will be materially adversely affected. There can be no assurance that sufficient revenues will be generated from the sale of its products to enable McGlen to regain profitability on a quarterly or annual basis. In view of the rapidly evolving nature of McGlen's business and its limited operating history, McGlen believes that period to period comparisons of its operating results, including gross profit and operating expenses as percentage of net sales, or similar results concerning AMT, are not necessarily meaningful and should not be relied upon as an indication of future performance.

        McGlen  believes that the key factor  affecting its long-term  financial success is its ability to attract and retain customers in a cost effective manner. Currently, McGlen seeks to expand its customer base and encourage repeat buying through internal and other sales and marketing programs. Such programs include: (i) brand development, (ii) online and offline marketing and promotional campaigns, (iii) linking programs with targeted McGlen sites, (iv) personalized direct marketing programs designed to generate repeat sales from existing customers, (v) strategic alliances with Internet content providers and portal sites, and (vi) the development of a one-stop online marketplace.

        McGlen expects to experience significant fluctuations in its future operating results due to a variety of factors, many of which are outside its

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

control. Factors that may affect its operating results include the frequency of new product releases, success of strategic alliances, mix of product sales and seasonality of sales typically experienced by retailers. Sales in the computer retail industry are significantly affected by the release of new products. Infrequent or delayed new product releases can negatively impact the overall growth in retail sales. Gross profit margins for hardware, software and peripheral products vary widely, with computer hardware generally having the lowest gross profit margins. While McGlen has some ability to affect its product mix through effective upselling of high margin products, its sales mix will vary from period to period and McGlen's gross margins will fluctuate accordingly.

McGlen's Results of Operations: for the Fiscal Years Ended December 31, 1998, and 1997.

        The following sets forth selected items from McGlen's statements of operations and the percentages that such items bear to net sales for the fiscal years ended December 31, 1998 ("FY98") and December 31, 1997 ("FY97").

Analysis of significant difference


                                                % of                        % of                               %
                                  1998          Sales         1997         Sales         Difference        Difference
                                  ----          -----         ----         -----         ----------        ----------
Net Sales                     11,525,307         100%      3,660,899        100%          7,864,408              215%
Cost of Sales                  9,707,247          84%      2,991,119         82%          6,716,128              225%
Gross Profit                   1,818,060          16%        669,780         18%          1,148,280              171%
Operating Expenses             1,778,646          15%        520,324         14%          1,258,322              242%
Income from operations            39,414            0        149,456          4%          (110,042)             (74%)
Interest income                    5,105         .04%            752        .02%              4,353              579%
(expenses)
Other income                      15,200           0%          1,299         .0%             13,901             1170%
Net income                        59,719           1%        151,507          4%           (91,788)             (61%)


FY98 compared with FY97

        Net Sales: Net sales for the year ended December 31, 1998, increased by $7,864,408 or 215% to $11,525,307 compared to $3,660,899 for the year ended
December 31, 1997. During the last quarter of 1997, McGlen completed and introduced the McGlen.com website, which featured and promoted products from Ingram Micro. The Ingram Micro name is more widely recognized and thus McGlen turned towards a mass market concept. Prior to this, McGlen had focused on more "niche" selling to specialty markets, primarily memory related. With the change towards the end of 1997, McGlen experienced a large spike in volume during 1998.

        Cost of Sales: Cost of sales for the year ended December 31, 1998, increased by $6,716,128 or 225% to $9,707,247 compared to $2,991,119 for the year ended  December  31,  1997.  McGlen  was able to  control  costs due to the

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

ability to jump from one vendor to another based on pricing. McGlen had established negotiated rates with some vendors, such as Battery Biz, however, for the most part, McGlen relied on the bargaining power of its purchasing department which was headed by George Lee. The incremental increase corresponds to the increase in sales volume.

         Operating Expenses: Operating expenses for the year ended December 31, 1998, increased by $1,258,322 or 242% to $1,778,646 compared to $520,324 for the year ended December 31, 1997. The major components of McGlen's operating expenses are analyzed as follows:

         Advertising expenses for the year ended December 31, 1998, increased by $131,584 or 148% to $220,524 compared to $88,940 for the year ended December 31, 1997. McGlen conducted most of its advertising on the Internet, primarily through price comparison websites. McGlen increased advertising to increase its brand name awareness. Many websites were acquired by larger companies, which consolidated ownership and increased McGlen's advertising costs during 1998.

         Credit charge expenses for the year ended December 31, 1998, increased by $247,970 or 21 times to $259,608 compared to $11,638 for the year ended December 31, 1997.

         Shipping charges for the year ended December 31, 1998, increased by $187,712 or 114% to $352,559 compared to $164,847 for the year ended December 31, 1997. This was primarily the result of increases in the volume of purchases/sales of Ingram's products. Ingram dropship's to McGlen's customers and charges McGlen for the shipping.

         Payroll for the year ended December 31, 1998, increased by $339,814 or 285% to $458,863 compared to $119,049 for the year ended December 31, 1997. This was due to increases in staffing required to meet McGlen's growth.

AMT Results of Operations: for the Year Ended December 31, 1998, and 1997

         The following sets forth items from AMT's statements of operations and the percentages that such items bear to net sales for the fiscal years ended December 31, 1998 ("FY98") and December 31, 1997 ("FY97").

Analysis of significant difference


                                                   % of                       % of                              %
                                       1998        Sales            1997      Sales        Difference       Difference
                                       ----        -----            ----      -----        ----------       ----------
Net Sales                           4,634,744       100%       1,503,040      100%        3,131,704             208%
Cost of Sales                       3,818,691        82%       1,150,663       77%        2,668,028             232%
Gross Profit                          816,053        18%         352,377       23%          463,676             132%
Operating Expenses                    684,793        15%         373,877       25%          310,916              83%
Gain/Loss from operations             131,260       2.8%        (21,500)      (1%)          152,760             710%
Interest income (expenses)                150          -               -         -              150             100%
Other income                                -          -               -         -                -             0.0%
Net income                            131,410       2.8%        (21,500)      (1%)          152,910             710%


FY98 compared with FY97

         Net Sales: Net sales for the year ended December 31, 1998, increased by $3,131,704 or 208% to $4,634,744 compared to $1,503,040 for the year ended
December 31, 1997. The increase was mainly attributed to the fact that fiscal year 1998 was the first full year that AMT had on-line purchasing ability for its customers. The Internet rendered AccessMicro.com much more visible to potential customers.

         Cost of Sales: Cost of sales for the year ended December 31, 1998, increased by $2,668,028 or 231% to $3,818,691 compared to $1,150,663 for the year ended December 31, 1997. AMT experienced an increase in the amount of laptop memory sales and sales of other products.

         Gross Profit: Gross profit ratio for the year ended December 31, 1998, decreased by 5% to 18% as compared to 23% for the first quarter of 1998. This was mainly due to the change in sales mix. AMT sold more items lower profit margin than in 1997.

         Operating Expenses: Operating expenses for the year ended December 31, 1998 increased by $310,916 or 83% to $684,793 compared to $373,877 for the year ended December 31, 1997. The major components of AMT's operating expenses are analyzed as follows.

         Advertising expenses increased by $78,613 or 65% from $120,613 for the year ended December 31, 1997, to $199,226 for the year ended December 31, 1998, primarily due to advertising and promotional activity by AMT through the Internet. The costs of Internet advertising are typically higher than traditional print advertising previously utilized by AMT.

         Credit services increased by $31,547 or 36% from $88,354 for the year ended December 31, 1997, to $119,901 for the year ended December 31, 1998. The increase was primarily due to increases in sales volume, despite the fact that AMT was able to obtain a lower interest rate due to the increase in sales volume.

         Shipping charges increased by $137,225 or 216% from $63,359 for the year ended December 31, 1997, to $200,584 for the year ended December 31, 1998. AMT believes that this increase was in line with the increase in sales.

         Salaries and wages increased by $106,866 or 258% from $41,421 for the year ended December 31, 1997, to $148,287 for the year ended December 31, 1998. Additional staffing was required to meet AMT's milestones for continued growth and there was general wage increases at the end of 1998.

         Web development  charges  increased by $51,049 or 100% from nil for the
year  ended  December  31,  1997.   This  was  attributed  to  the  increase  in
expenditures for the improvements to AMT's website.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

Consolidated McGlen and AMT Results of Operations: for the Six Months Ended June 30, 1999 and 1998

         The following sets forth selected items from the consolidated McGlen and AMT statements of operations and the percentages that such items bear to net sales for the six months ended June 30, 1999, and June 30, 1998.

Period ended June 30, 1999 and 1998


                                                             % of                       % of                             %
                                              1999          Sales         1998          Sales       Difference       Difference
                                              ----          -----         ----          -----       ----------       ----------
Net Sales                                 11,854,893         100%       5,996,738        100%        5,858,155              98%
Cost of Sales                              9,978,868          84%       4,786,659         80%        5,192,210             108%
Gross Profit                               1,876,025          16%       1,210,080         20%          665,945              55%
Operating Expenses                         1,897,998          16%         849,886         14%        1,048,112             123%
Gain/Loss from operations                   (21,973)       (.19%)         360,194       6.01%        (382,167)           (106%)
Interest income (expenses)                                                  2,793        .05%          (2,793)           (100%)
Net income                                  (21,973)       (.19%)         362,987       6.05%        (384,960)           (106%)


         Net Sales: Net sales are comprised of product sales, net of returns and allowances. Product sales are comprised of computer hardware, software and accessories. Net sales increased by $5,858,155 or 98% from $5,996,738 for the six months ended June 30, 1998 to $11,854,893 for the Six months ended June 30, 1999. McGlen believes that this increase was primarily a result of the successful launch of its new website that featured Ingram Micro's products, an increased drive towards a mass marketing concept and an increase customer base and repeat purchases from existing customers.

         Cost of Sales: Cost of sales consists of the cost of the merchandise McGlen sells. Cost of sales increased $5,192,210 or 108% from $4,786,659 for the six months ended June 30, 1998, to $9,978,868 for the six months ended June 30, 1999. This increase was the result of an increase in product sales volume.

         Gross Profit: Gross profit ratio for the six months ended June 30, 1999, decreased by 4% to 16% as compared to 20% for the same period in 1998. During 1998, McGlen made an attempt to expand the market share of its products by lowering its selling price. Additionally, the decrease was attributable to sales mix of products.

         Operating Expenses: Operating expenses for the six months ending June 30, 1999, increased by $1,048,112 or 123% to $1,897,998 compared to $849,886 for the same six month period in 1998. Major components of operating expenses are analyzed as follows.

         Credit services increased by $128,100 or 90% from $141,847 for the six months ending June 30, 1998, to $269,947 for the six months ending June 30, 1999. Credit services charges are traditionally approximately two percent of sales. McGlen considers the increase reasonable.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------


         Shipping charges increased by $357,131 or 229% from $155,675 for the six months ending June 30, 1998, to $512,806 for the six months ending June 30, 1999. McGlen believes that the increase was in line with the increase in sales.

         Payroll increased by $260,302 or 131% from $198,515 in the first six months of 1998, to $458,816 in the first six months of 1999. Additional staffing was required to meet the goal for continued growth and there was a general wage raise at the end of the year.

         Professional services increased by $21,597 or 153% from $14,123 in first six months of 1998, to $35,720 in first six months of 1999. Telephone expenses as a percentage of sales are consistent with the prior period.

         Advertising, Sales and Marketing: Advertising, sales and marketing expenses consist primarily of fees paid to strategic partners, advertising and promotion costs, sales, marketing and customer service personnel and related expenditures, as direct selling expenses. For the six months ending June 30, 1999, advertising, sales and marketing expenses increased by $145,851 or 93% from $157,631 for the six months ended June 30, 1998, to $303,482. As a percentage of net sales, advertising, sales and marketing expense decreased from 2.63% for the six months ended June 30, 1998, to 2.56% for the six months ended June 30, 1999. The dollar increases from quarter to quarter are primarily a result of costs associated with increasing sales. McGlen intends to pursue more branding and advertising campaigns and may enter into other marketing alliances and, as a result, may experience increases in its sales and marketing expenses in future periods.

         Net Loss: As a result of the foregoing factors, McGlen incurred a net loss of $21,973 for the six months ended June 30, 1999 and a net profit of $362,987 for the six months ended June 30, 1998, respectively.

Liquidity and Capital Resources

         As of June 30, 1999, McGlen had $330,738 in cash and cash equivalents compared to $159,096 as of March 31, 1999. As of June 30, 1999, McGlen had material capital commitments consisted of $137,254 in obligations outstanding under capital leases.

         McGlen  has a $1.0  million  "ceiling"  credit  agreement  with  Synnex
Information Systems, Inc.("Synnex"), pursuant to which Synnex may, at its option, extend credit to us from time to time to purchase from Synnex. McGlen has net terms of 30 days to pay Synnex for the products purchased. To date, McGlen has paid all obligations within 30 days and has incurred no extra expenses under this facility. All of McGlen's assets are pledged as security interest to secure this facility. As of August 9, 1999, McGlen has an outstanding balance of approximately $300,000 under this facility.

         McGlen also has a $400,000 credit agreement with Reseller Credit Corporation ("Reseller"), the asset financing company of Ingram Micro, Inc. McGlen has net terms of 30 days to pay Reseller for the products purchased. To date, McGlen has paid all notes within 30 days and has incurred no extra expenses under this facility. All of McGlen's assets are pledged as security interest to secure this facility. As of August 9, 1999, McGlen has an outstanding balance of approximately $400,000 under this facility.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

         McGlen does not believe that its current cash and cash equivalents and short term investments will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for the next 12 months. If available cash and cash generated from operations is insufficient to satisfy our liquidity requirements, McGlen may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to McGlen's and our stockholders. There can be no assurance that financing will be available in amounts or on terms acceptable to us or McGlen, if at all.

Year 2000 Compliance

         McGlen's State of Readiness: McGlen (and its subsidiary) uses a significant number of computer software programs and operating systems in its internal operations, including applications used in order processing, inventory management, distribution, financial business systems and various administrative functions. To determine the effect, if any, of the Year 2000 Problem on its operations, it recently began an audit of its internal information systems in August 1999. Upon completion of this process, McGlen hopes to determine that its systems are able to correctly interpret the upcoming Year 2000 and whether principal information systems correctly define the Year 2000 and thus, determine if the Year 2000 Problem will have material impact on its systems. McGlen also intends to contact third parties in an effort to determine the extent to which the failure of these parties to timely identify and correct their own problems associated with the Year 2000 Problem may affect McGlen. The third parties include suppliers, strategic partners and key service providers (including contract warehouse and McGlen hosting service providers). This review is ongoing and will continue through the end of 1999.

         Costs Associated with the Year 2000 Problem: To date the costs incurred to conduct the review of McGlen's internal information systems and to identify the impact of the Year 2000 Problem on third parties have been immaterial and McGlen expects that the additional costs incurred to complete this review will also be immaterial. The costs McGlen will incur to address the Year 2000 Problem could increase materially if in completing the review of its internal information systems, McGlen identifies noncompliant systems which must be replaced or modified or if it identifies any other problem related to the Year 2000 Problem which must be addressed.

         Risks Associated with the Year 2000 Problem: To the extent that McGlen assessment fails to identify any noncompliant systems operated by McGlen or by third parties, the Year 2000 Problem could have a material adverse effect on McGlen's operations. Such failure could result in systems interruptions or failures including the inability to process and ship orders, to collect credit card payments and to provide effective customer service, which could cause the loss of business and customers and could subject McGlen to claims for damages. The severity of these possible problems would depend on the nature of the problem and how quickly it could be corrected or an alternate implemented, which is unknown at this time.

         Contingency Plan: McGlen believes that its efforts towards Year 2000 compliance are behind schedule. McGlen will continue to monitor the need for a contingency plan based on the results of its Year 2000 compliance review once the review is completed.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

Material Changes in Operations for the Six Months Ended June 30, 1999

         On March 31, 1999, McGlen completed the acquisition of AMT Component, Inc., which resulted in nearly a 100% increase in combined sale revenue. McGlen issued approximately 17.5% of its outstanding shares to the shareholders of AMT Component, Inc. McGlen also entered into an agreement to merge with us in the same period. Both the acquisition and the merger caused McGlen to expend an inordinate amount of resources on legal fees, accounting fees and consulting fees.

Forward Looking Statements

         This report may contain forward looking statements. Such statements are based on McGlen's and AMT's management's current expectations and are subject to a number of factors and uncertainties that could cause actual results or outcomes to differ materially from those described in such forwardlooking statements. These statements address or may address the following subjects: Year 2000 readiness, results of operations, customer growth and retention; expansion of systems capacity and development of technology; losses or earnings; operating expenses, including, without limitation, marketing expense and technology and development expense; revenue growth; and international sales. We caution investors that there can be no assurance that actual results, outcomes or business conditions will not differ materially from those projected or suggested in such forwardlooking statements as a result of various factors, including, among others, its limited operating history, unpredictability of future revenues and operating results, the continued growth of online commerce, risks associated with international sales, system failure and capacity constraints and competitive pressures. For further information, refer to the more specific Risk Factors and uncertainties discussed throughout this report.

                                 USE OF PROCEEDS

         The Company currently intends to use the Proceeds of this Offering to pay the anticipated expenses of this Offering and for the uses described below. Assuming at least the Minimum Offering is sold, the net proceeds, after offering commissions but before other expenses, are expected to be approximately $900,000 and assuming the Maximum Offering is sold the net proceeds are expected to be approximately $1,350,000. It is anticipated that the Proceeds of this Offering will fund the Company through the completion of the Adrenalin Merger if all of the Units are sold. There is no assurance that the Company can complete the Maximum Offering during that period. The anticipated uses of the net proceeds are as follows:


                                     Assumes Sale of                     Assumes Sale of
                                     Minimum Offering                   Maximum Offering
                                     ----------------                   ----------------
                                     Amount           %               Amount           %
                                     ------           -               ------           -
General Operating Expenses         $360,000         40%             $400,000          40%
Marketing and Advertising          $360,000         40%             $600,000          44%
Engineering and Development        $180,000         20%             $350,000          26%
TOTAL                              $900,000        100%           $1,350,000         100%
                                   --------        ----           ----------         ----


                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

         o        General Operating Expenses

         The Company intends to allocate proceeds to hire additional operational and support staff to facilitate the increase in volume. Funds will be used for legal and merger expenses pertaining to the acquisition of Adrenaline Interactive as well as associated facilities expansion. Additional funds will be used as general operating capital for inventory and credit purposes.

         o        Marketing Expenses

         The Company intends to use a large portion of these proceeds to create and build brand awareness for the McGlen brands, including Techsumer.com and AccessMicro.com. The Company will focus on targeted advertising activities in the areas of print, online, and some radio campaigns including the creation of targeted online promotions to acquire additional customers. Additional funds will be used for P/R, market research, and the staffing of key marketing positions.

         o        Engineering Expenses

         The Company intends to use a large portion of these proceeds to design and deploy its commerce engine to ensue that the required products can be processed in accordance with the demand creation activities being developed by the marketing department. Investments will be made in the areas of hardware, software, hosting services, application development, and database management. Additional funds will be used to staff key positions.


                               RECENT TRANSACTIONS

Acquisition of AMT

         On March 15, 1999, the Company completed the acquisition of AMT Component Inc. ("AMT"). Alex Chen, the Company's Vice President of Marketing was the principal shareholder of AMT. Under the terms of the acquisition, the Company exchanged 450,000 shares of the Company's common stock (calculated prior to the Company's 10 for 1 stock split), which constituted approximately 17.5% of the Company's common stock at the time of the acquisition for all of AMT's assets. If the Company fails to conduct an IPO or merge with a public company by December 31, 1999, the purchase interest paid to the former AMT shareholders will increase to approximately 20% of the Company and the Company will be required to issue an additional 255,000 shares of Common Stock (2,550,000 calculated after the 10 for 1 stock split) to AMT.

Merger with Adrenalin

         On April 30, 1999, the Company announced the signing of a definitive agreement for a reverse merger, pursuant to which the Company is to be acquired by Adrenalin Interactive, Inc., a Nasdaq small cap company trading under the symbol ADRN. Adrenalin currently operates a sole subsidiary, Western Technologies, Inc. Western Technologies, Inc., is a developer of interactive games and electronic toys based in Los Angeles, California. Under the terms of the Agreement and Plan of Merger (the "Merger Agreement"), Adrenalin will exchange approximately 87.5% of the shares of Adrenalin common stock for all of the outstanding shares of the Company. One share of the Company's common stock

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

will be converted into approximately one share of Adrenalin's common stock. The merger is expected to be completed in the fourth quarter of 1999, and is subject to numerous conditions, regulatory approval, and approval by Adrenalin's shareholders. The Merger Agreement is set forth in full in Adrenalin's Form 8-K, dated April 30, 1999. Adrenalin completed its initial public offering in March 1996. Its operating results for the fiscal years ended June 30, 1998, and 1997, included revenues of approximately $2,756,698 and $1,504,420, respectively, and net losses of approximately $2,307,831 and $4,486,396, respectively.

Mackenzie Shea, Inc.

         The Company  was  introduced  to  Adrenalin  by  Mackenzie  Shea,  Inc.
("MSI"). Pursuant to its engagement letter, MSI is entitled to receive up to 5.5% of the outstanding shares of Adrenalin, calculated after the Merger with Adrenalin, for coordinating the merger with Adrenalin and advising and assisting the Company in raising a minimum of $3,000,000. The Company is also required to pay MSI $7,500 per month during the term of MSI's engagement with the Company. Upon completion of the merger with Adrenalin, the Company's shareholders and Adrenalin will experience dilution from the issuance of stock to MSI.

Loan From Adrenalin

         Adrenalin loaned the Company $500,000 of the proceeds from Adrenalin's approximately $2,000,000 private placement it completed in July 1999. The loan is secured by a security interest in the Company's assets and bears interest at the rate of 8% per annum. The loan is due 366 days from the date of the first advance. The Company has paid $50,000 to Adrenalin as partial satisfaction to the Loan.

Convertible Notes

         On June 16, 1999, the Company borrowed $100,000 from Mr. Akira Miramino and $100,000 from Mr. Masamitsu Ishihara. As a result of this transaction, the Company executed two Convertible Promissory Notes with identical terms and conditions whereby the Company promises to repay each investor the loan amount 18 months from the execution of the notes (the "Due Date"), plus 10% interest per annum payable quarterly in arrears. The investors have the right to convert the loan amount into Common Stock at $2.00 per share any time prior to the Due Date. The Common Stock issued upon conversion of the Notes will provide the investors with "piggyback" registration rights. As a commission for arranging the loans, McGlen paid Pacific Rim Access a commission of $20,000 and issued a warrant to Pacific Rim Access to purchase 10,000 shares of McGlen's common stock for $2.00 per Share, which shares also had "piggyback" registration rights, subject to underwriter approval, limitation and lockups. Keiji Miyagawa is the owner of Pacific Rim Access.

Issuance of Stock as Compensation to The Lin Law Corporation

         The  Lin  Law  Corporation   started  providing  business   consulting,
investment consulting and legal consulting services ot the Company in August 1998. Pursuant to the engagement agreement between The Lin Law Corporation and the Company, the Company has the option to issue stock as compensation for services rendered by The Lin Law Corporation. Due to cash flow issues, upon

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

presentation of the invoice for services rendered by The Lin Law Corporation from August to December 1998, which amounted to approximately $76,000, the Company elected to issue 75,000 shares of the Company's Common Stock in lieu of cash as compensation for the services rendered by The Lin Law Corporation. The Lin Law Corporation received registration rights and piggyback registration rights to the 75,000 shares received.

Finance Transaction with Synnex Information Technologies, Inc.

         On May 11, 1999, the Company entered into an alliance with Synnex Information Technologies, Inc. ("Synnex"), which is the wholly-owned U.S. subsidiary of Synnex, one of the largest computer manufacturers in Taiwan. Pursuant to the terms of the Synnex agreement, Synnex will provide payment terms of net 30 days on up to $1,000,000 in trade payables and will provide the Company with favorable pricing terms on products Synnex distributes in the United States and other markets serviced by the Company. In exchange, the Company has provided to Synnex the following: (i) the option to elect a member of the Company's Board of Directors; (ii) the ability to convert the entire $1,000,000 into Common Stock at the price of $1.88 at any time for 3 years;
(iii) demand and "piggyback" registration rights; (iv) information rights; (v) antidilution rights; and (vi) certain other favorable rights. The Company promised to pay a commission consisting of cash and warrants to Triangle Associates, LLC, as described below. There are no assurances that Synnex will not cancel the credit terms in the future.

Brokers Fees for the Synnex Transaction

         The Company paid a commission to Triangle Associates, LLC, in the form of warrants to purchase the Company's Common Stock at a discount of up to 25% of the price of this Offering up to a maximum aggregate exercise price of $750,000, at any time for 3 years. The Company has also agreed to pay Triangle Associates, LLC, a cash commission equal to 5% of the amount of a trade credit line extended or investment made by Synnex over an 18 month period. The cash commission is payable in monthly installments within 1999. Steve Chen is the principal owner and manager of Triangle Associates, LLC.

Agreement With First Securities Van Kasper

         The Company has entered into an engagement agreement with First Securities Van Kasper ("FSVK"), which provides that FSVK will use its reasonable efforts to raise up to $10,000,000 for the Company after the Company's completion of its proposed merger with Adrenalin (the "FSVK Placement"). FSVK will receive a commission of 7% of the amount of the securities sold and a warrant to purchase shares of the surviving parent equal to 7% of the Shares sold at the same price as paid by the investors in the FSVK placement.

Recent Financing

         In September 1999, The Company entered into an agreement with Pacific Rim Access (the "PacRim Agreement") to immediately raise $800,000. Pursuant to the PacRim Agreement, the Company sold 320,000 shares of Common Stock to a group of Japanese investors for $2.50 per share, which shares will have "piggyback" registration rights, subject to underwriter approval, limitations and lockups. The Company has agreed to pay Pacific Rim Access a commission equal to 10% of the purchase price paid for the shares for an aggregate commission of $80,000 and issue to Pacific Rim Access a warrant to purchase shares of Common Stock equal to 10% of those sold to the investors or 32,000 shares of common stock. The warrant will have an exercise price of $2.50 per share and the underlying

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

shares  will  have  "piggyback"   registration  rights  subject  to  underwriter
approval, limitations and lockups. The placement was made in accordance with the provision of Rule 506 promulgated under Regulation D of the Act.

Amended Articles of Incorporation

         The Company has recently amended its Articles of Incorporation to increase its authorized shares of Common Stock to 50,000,000 shares and to declare a 10 for 1 stock split whereby each outstanding share of Common Stock was converted into 10 shares of Common Stock.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of September 22, 1999, including the sale by the Company of the Minimum Offering of 400,000 Shares and the Maximum Offering of 600,000 Shares. See "RECENT FINANCIAL TRANSACTIONS."


                                                                        As Adjusted
                                                                        -----------

                                                                           $1,000,000               $1,500,000
                                                                             Minimum                   Maximum
                                            September 22, 1999              Offering                  Offering
                                            ------------------              --------                  --------
Cash on Hand                                      $916,130                 $1,816,130                $2,266,130

Shareholders Equity,                               $77,310                    $78,510                   $79,110
Common Stock, no par
value; 50,000,000 shares
authorized; 25,770,000 shares
issued and outstanding, actual;
26,170,000 shares as adjusted,
minimum; 26,370,000 shares as
adjusted, maximum

     Additional Paid in Capital                   $918,463                 $1,817,263                $2,266,663

     Retained Earnings                             $56,562                    $56,562                   $56,562

TOTAL CAPITALIZATION                            $1,052,335                 $1,952,335                $2,402,335
                                                 =========                  =========                ==========


         The Company's current stockholders presently own 25,770,000 shares of the Company's Common Stock for which many such shareholders have paid nominal cash consideration.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                                    DILUTION

         After the Closing of this Offering with Proceeds to the Company in the Minimum Offering of $1,000,000 and in the Maximum Offering of $1,500,000, the investors in this Offering will have an immediate and substantial dilution in their investment of up to approximately $2.42 per share and $2.41, per share, respectively. Shareholders prior to this Offering would have a total increase of up to approximately $.05 per share. See "RISK FACTORS."


                                                                             Assumes Sale          Assumes Sale
                                                                                     of                 of
                                        September 22, 1999                 400,000 Shares         600,000 Shares
                                        ------------------                 --------------         --------------
Shares Outstanding                              25,770,000                    26,170,000            26,370,000

Net Equity                                      $1,052,335                    $1,952,335            $2,402,335

Equity Per Share                                     $0.04                         $0.08                 $0.09


Price Per Share in this Offering....................................................................$2.50

Net Tangible Book Value Prior to....................................................$.04
 this Offering

Increase Attributable to Investors .................................................$.03
  in this Offering (Minimum Offering)

Increase Attributable to Investors .................................................$.05
  in this Offering (Maximum Offering)

Proforma Net Tangible Book
 Value Per Share After this
 Offering

         Minimum Offering...........................................................................$.08
         Maximum Offering...........................................................................$.09
                                                                                                    ----

Dilution Per Share to Purchasers
 in this Offering

         Minimum Offering...........................................................................$2.42
                                                                                                    =====
         Maximum Offering...........................................................................$2.41
                                                                                                    =====


                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                                   MANAGEMENT

         The Company's Board of Directors currently consists of George Lee, Mike Chen, Calbert Lai and Peter Janssen. The following table sets forth information about the present directors and the senior officers of McGlen.

       Name              Age     Office
       ----              ---     ------

       George Lee        28      Chief Executive Officer, Director

       Mike Chen         26      President, Chief Technology Officer, Director

       Calbert Lai       43      Director

       Peter Janssen     57      Director

       Robert Brown      34      Chief Marketing Officer

       David Chou        28      Chief Information Officer

George Lee

        Co-Founder and Chief Executive Officer, Director. George is responsible for capital growth, organizational growth, development of sales and marketing, and internal operations and finances for the Company. Prior to founding McGlen, he held positions in sales at Eva Airways, and in freight forwarding at Immortal Service. George graduated from the University of California at Irvine in 1993 and was conferred a bachelor of art degree in economics.

Mike Chen

        Co-Founder and President, Chief Technology Officer, Director. Mike is responsible for the development and coordination of proprietary information technology applications, including the website storefront, internal logistics applications, and financial reporting tools. Prior to founding McGlen, he was an independent software programmer. Mike graduated from the University of California at Berkeley in 1995 with a degree in Electrical Engineering and Computer Science.

Robert Brown

        Chief Marketing Officer. Robert joined the Company in June 1999, to direct the Company's corporate and Internet marketing strategies. From 1997 until joining McGlen, he was Director of Global Sales and Marketing for Philips Mobile Computing Group, developers of the Philips Nino and Velo. From 1995 to 1997, Robert was Director of Strategic Marketing for Mitsubishi Wireless Communications, Inc., a leading global wireless handset manufacturer and creator of the first Internet connected handset. From 1992 to 1995, he was the Global Brand Manager for AST Computer/Samsung. He has also held senior marketing and technical management positions with Seagate Technology, Panasonic and TRW Space Systems. Robert received his Bachelor of Arts in Industrial Engineering from San Diego State University.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

Calbert Lai

         Director. A 15-year veteran of Silicon Valley, Cal is the President, Co-Founder and senior business strategist at I-Storm, a publically traded e-commerce consulting firm. Prior to forming I-Storm and its subsidiary, Cal was a founding partner and the Chief Executive Officer of Lai, Venuti and Lai Advertising ("LVL"), where he provided strategic marketing and consulting services for technology clients such as IBM, HP, Sun, Cisco and NEC, and helped launch many successful hi-tech products such as the Palm Pilot. Mr. Lai previously held executive positions in the business affairs and community relations departments at Stanford University. He received a B.A. in English and Creative Writing from Stanford University in 1978.

Peter Janssen

         Director. Peter is the founder of Peter Janssen & Associates ("PJA"), a technology consulting firm specializing in sales marketing and channel marketing strategies. Prior to founding PJA, Peter was head of Merchandising and Marketing at Egghead Software, where he helped implement one of the first Internet retail sites, Egghead.com. Before joining Egghead, Peter headed sales and marketing for several technology start ups including Mindset, Amdek (a division of Wyse), Nexgen Microsystems and Acer. At Acer, he developed the company's consumer channel into a $500 million business. Early in his career, Peter spent 18 years at Sears, where he helped develop the Sears Business System Center. He received his Bachelors of Arts in Economics from UCLA.

David Chou

         Chief Information Officer. David is responsible for designing and developing the technical infrastructure for the Company, setting the technical architectural direction in which the Company is to evolve and building/managing an efficient IT organization. Prior to joining the Company, David worked as a Java consultant for Sun Microsystems, Inc., where he helped major corporations to design/develop applications and technical architectures. Prior to joining Sun Microsystems, Inc., David was a Senior Developer at Sempra Energy, where he was responsible for leading a small team of developers and developing large-scale applications. David graduated from UC Berkeley in 1994 with a degree in Industrial Engineering and Operations Research.

                              ---------------------

         The Company is not aware of any "family relationships" (as defined in Item 401(d) of Regulation S-K promulgated by the Securities and Exchange Commission) between any of the directors and/or any of the executive officers.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information with respect to the annual and long-term compensation of the executive officers and other employees of the Company. All officers and directors will be reimbursed for any reasonable expenses incurred on behalf of the Company.

    Name                    Position                            Base Salary
    ----                    --------                            -----------
    George Lee      Chairman of the Board, CEO                    $  80,000
    Mike Chen       President and Chief Technology Officer,
                    Director                                      $  80,000
    Robert Brown    Chief Marketing Officer                       $ 155,000
    David Chou      Chief Information Officer                     $ 105,000

Employment Agreements

         George Lee. The Company has entered into an Executive Employment Agreement with George Lee to serve as the Company's Chief Executive Officer for a term of 5 years, which will commence on the effective date of the merger and terminate 5 years thereafter. The Employment Agreement provides for an initial base salary of $80,000 per year. His Employment Agreement also provides for certain bonuses and stock options.

         Mike  Chen.  The  Company  has  entered  into an  Executive  Employment
Agreement with Mike Chen to serve as the Company's President and Chief Technology Officer for a term of 5 years, which will commence on the effective date of the merger and terminate 5 years thereafter. The Employment Agreement provides for an initial base salary of $80,000 per year. His Employment Agreement also provides for certain bonuses and stock options.

         Robert Brown. The Company has entered into an Executive Employment Agreement with Robert Brown to serve as the Company's Chief Marketing Officer for a term of 3 years, which commences on September 1, 1999, and terminates on December 31, 2002. The Employment Agreement provides for an initial base salary of $155,000 per year. His Employment Agreement also provides for options to purchase 1,010,000 shares of Common Stock 500,000 at $1.00 per share and 510,000 at 120 day average market price per share prior to the vesting of the options, which vest in various increments over the next 36 months.

         Alex Chen. The Company has entered into an Executive Employment Agreement with Alex Chen to serve as the Company's Vice President of Business Development for a term of 2 years, which commences on October 1, 1999 and terminates on September 30, 2001. The Employment Agreement provides for an initial base salary of $75,000 per year. His Employment Agreement also provides for certain bonuses and options to purchase 350,000 shares of Common Stock.

         David Chou. The Company has entered into an Executive Employment Agreement with David Chou to serve as the Company's Chief Information Officer for a term of 2 years which commences on October 1, 1999, and terminates on

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

September 30, 2001. The Employment Agreement provides for an initial base salary of $105,000 per year. His Employment Agreement also provides for certain bonuses and options to purchase 260,000 shares of Common Stock.

         The Company has certain other employment and consulting agreements with other employees and consultants.

Directors Compensation

         The Company may reimburse directors for any reasonable expenses pertaining to attending meetings, including travel, lodging and meals and presently pays outside directors $750 per meeting for their service to the Company. The Company as agreed to issue options to outside directors (directors who are not principal shareholders or officers, which are presently limited to Peter Janssen and Calbert Lai, to purchase up to 100,000 shares of the Company's common stock for $1.00 per share, 20,000 of which vested upon their acceptance of Board of Directors appointments and 20,000 of which vest at the end of each year the directors serve, for a period of 4 years. The Company has entered into indemnification and reimbursement agreements with its outside directors.

Stock Option Plan

         The Board of Directors adopted and the shareholders have approved the Company's 1999 Stock Plan for Incentive and Non-Qualified Stock Options (the "Plan") in December 1998. The Plan was established to furnish incentives for employees, consultants and other participants to continue their service to the Company. There are 2,500,000 shares of Common Stock authorized for issuance upon exercise of options and stock appreciation rights granted under the Plan, which have been designated to vest over a 5 year period. As of the date of this Memorandum, 1,725,000 options to purchase shares of Common Stock under the Plan had been issued and 352,500 options has vested. The Plan will be administered by the Company's Board of Directors. The Company may have to issue additional stock, options or other incentives to attract and retain qualified management and directors, both advisory and voting. Such plans and incentives could have a dilutive effect on the Common Stock.

Indemnification of Officers and Directors

         The Company's bylaws provide that the Company may indemnify its officers and directors, employees and agents and former officers, directors, employees and agents (unless the conduct of such person is finally adjudged to have been grossly negligent or to constitute willful misconduct), against expenses including attorneys' fees, judgments, fines, and amounts paid in settlement and reasonable incurred by him or her in connection with such action, suit, or proceeding, including any appeal thereof, subject to the qualifications contained in California law as it now exists. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding will be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in the bylaws. Indemnification thereunder shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person. The foregoing rights of indemnification are not to be deemed exclusive of any other rights to which any such person may otherwise be entitled apart from the bylaws. California law generally provides that a corpora tion shall have such power to indemnify such persons to the extent they acted in good faith in a

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

manner reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable for negligence or misconduct, such indemnification shall apply only if approved by the court in which the action was pending. Any other indemnification shall be made only after the determination by the Board (excluding any directors who were party to such action), by independent legal counsel in a written opinion, or by a majority vote of stockholders (excluding any stockholders who were parties to such action).

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of the date of this Memorandum and as adjusted to reflect the sale of the Minimum Offering of 400,000 Shares and Maximum Offering of 600,000 Shares by the Company, by: (i) owners of more than 5% of the Company's Common Stock; (ii) each executive officer and director of the Company that owns Common Stock; and (iii) all executive officers and directors of the Company as a group.


                                                              Percentage of Beneficial Ownership
                                                              ----------------------------------
                                 Actual
                            Number of Shares            Prior to          If Minimum          If Maximum
Beneficial Owner           Beneficially Owned           Offering         Offering Sold       Offering Sold
----------------           ------------------           --------         -------------       -------------
George Lee                    10,000,000                 38.80%             38.21%               37.92%
Mike Chen                     10,000,000                 38.80%             38.21%               37.92%
ACST Computers, Inc.1          4,500,000                 17.46%             17.20%               17.07%

All Officers and
Directors as a Group          20,000,000                 77.61%             76.42%               75.84%


     Directors Cal Lai and Peter Janssen each own 20,000 vested options to purchase Common Stock at $1.00 per share, but do not own any actual shares of the Company's Common Stock. The Company's only other shareholders are The Lin Law Corporation, Jimmy Chen and Teresa Wu. See "RECENT TRANSACTION."

--------
1 ACST Computers, Inc., is the former owner of the Company's subsidiary, AMT Component Inc., and is controlled by Alex Chen, the Company's Vice President Business Development.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------


                            DESCRIPTION OF SECURITIES

Shares

         This Offering consists of a minimum of 40 Units and a maximum of 60 Units. Each Unit consists of 10,000 Shares of the Company's Common Stock, no par value per Share. The terms, conditions, preferences and rights of the Common Stock are briefly summarized below.

Common Stock

         The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, no par value per share. As of the date of this Memorandum, there were 25,770,000 shares of Common Stock outstanding.

         Each issued and outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders. The Articles of Incorporation, as amended, make no provision for conversion rights, redemption privileges or sinking funds with respect to the Company's securities. Upon any liquidation, dissolution or winding up of the affairs of the Company, holders of Common Stock are entitled to receive pro rata all of the assets available for distribution to shareholders. Assets will be available to shareholders only after payment or provision for payment of all debts and other liabilities of the Company.

Dividend Policy

         The Company intends to retain all earnings for the purpose of financing the further development of the Company. The payment by the Company of future dividends, if any, is within the discretion of the Board of Directors and will depend upon the Company's earnings, if any, its capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends on the Common Stock in the foreseeable future, but instead intends to retain all earnings, if any, for development and expansion of the Company's operations. See "RISK FACTORS."

                              TERMS OF THE OFFERING

        The Company will sell a minimum of 40 Units or 400,000 Shares and up to a maximum of 60 Units or 600,000 Shares in this Offering, at a purchase price of $25,000 per Unit for an aggregate Maximum Offering price of $1,500,000 (before paying any commissions and the expenses of this Offering). Each Unit consists of 10,000 shares of Common Stock. The minimum purchase is one Unit, however, the Company reserves the right to accept subscriptions for fractional Units. This Offering will be made pursuant to an exemption from registration provided by
Section 4(2) of the Act and Rule 506 of Regulation D promulgated under the Act and exemptions available under applicable state securities acts. Accordingly, the Units will only be sold to accredited investors. See "DESCRIPTION OF SECURITIES" and "INVESTOR SUITABILITY STANDARDS."

Subscription Period

        No Units will be sold unless the Company has received and accepted subscriptions from purchasers for a minimum of 40 Units. Upon the sale of the Minimum Offering, a Closing may be held and the Company may cause the Escrow

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

Agent to disburse the Proceeds to the Company, after the payment of all costs associated with this Offering, including commissions to the Placement Agent, and any costs or fees. Additional closings may be held from time to time until the earlier to occur of the sale of all of the Units or the Termination Date.

Payment and Escrow

        Upon execution and delivery of a Subscriber Questionnaire, a Subscription Agreement and Internal Revenue Service Forms W-8 and W-9 in the forms attached hereto as Exhibits "A" and "B", a purchaser of Units must pay the full purchase price of Units for which they have subscribed. The Escrow Agent will promptly return subscription funds to a subscriber if at least 40 Units offered hereby are not subscribed for and accepted by the Company on or prior to the Termination Date.

Plan of Distribution

        The Units will be offered on a "best-efforts" basis by the Placement Agent. The Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Act, insofar as indemnification for liabilities arising under the applicable securities laws may be permitted to the Placement Agent. In the event any investor independently uses the services of an investment advisor or purchaser representative in connection with the purchase of Units, the payment of any commissions, fees or similar compensation, will be the sole responsibility of that investor, and neither the Company nor the Placement Agent will have any liability for such compensation.

Placement Agent Agreement

        The Company entered into an agreement with Redstone Securities, Inc., dated September 14, 1999, pursuant to which Redstone agreed to act as Placement Agent of up to 60 Units (the "Placement Agent Agreement"). The Placement Agent Agreement provides that Redstone shall act as the exclusive Placement Agent in this Offering, that Redstone anticipates funding of the Minimum Offering within three weeks of delivery of this Memorandum, that the Company shall pay Redstone a placement fee equal to 10% of the gross proceeds of this Offering and reimburse Redstone for travel and other out-of-pocket expenses under the Offering and provide indemnification as set forth above.

Closing

        This Offering will automatically terminate on the earlier to occur of the sale of all of the Units or October 15, 1999, or any extension thereof at the discretion of the Company. At such time during the Offering Period as subscriptions for 40 Units have been received and accepted by the Company, the Company may hold a Closing, after which time net proceeds will be made available to the Company for the purposes described in "USE OF PROCEEDS." In the event such a Closing is held, the Company may continue to sell Units and deposit net proceeds from such sales directly into its operating account from the escrow account and begin using the Proceeds from such sales in accordance with the purposes described herein until the earlier of the sale of all of the Units or the end of the Offering Period. See "USE OF PROCEEDS."

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------
Escrow Agreement

        The Company has entered into an Escrow Agreement with the Escrow Agent in which all funds received from investors will be held in a non interest-bearing account controlled by the Escrow Agent. The funds in the escrow account will not be released to the Company until subscriptions for 40 Units or funds totaling $1,000,000 are in the escrow account and the Escrow Agent has received joint instructions from the Company and the Placement Agent authorizing the Escrow Agent to release the funds. In the event that the Minimum Offering has not been received by the Escrow Agent by October 15, 1999, (or any extension thereof up to an additional 45 days agreed to by the Company), all funds received by the Escrow Agent will be returned to the respective investors, without interest or deduction.

        The funds in the Escrow Account may be at risk in the event of a failure of the financial institution in which the funds are deposited, once such funds exceed $100,000, the limit of federal deposit insurance. Prior to the use of the Proceeds from the sale of the Units, the Company presently intends to invest such Proceeds in either United States Treasury bills or money market mutual funds that invest in government securities or other securities guaranteed by the United States Government, or in a separately designated interest-bearing bank account or certificate of deposit. Any interest earned on such funds from the time they are deposited into the escrow account until they are utilized by the Company will belong to the Company. See "RISK FACTORS."

             SECURITIES MATTERS AND RESTRICTIONS ON TRANSFERABILITY

        The Units and the Common Stock offered hereby are "securities" as defined by the Act and state securities laws. Neither the Units nor the Common Stock have been registered under the Act in reliance upon the "private offering" exemption from registration contained in Section 4(2) of the Act and Rule 506 of Regulation D and have not been registered under the securities laws of the states where the Units are being offered.

        As a result of various Commission guidelines and judicial case law which has developed in connection with the exemption from registration provided by
Section 4(2) of the Act, this Offering is limited to investors who are "accredited investors." See "INVESTOR SUITABILITY STANDARDS." Representations of each prospective investor with regard to the foregoing, as set forth in the Subscriber Questionnaire, will be reviewed by the Company to determine whether the Units may lawfully be offered to and purchased by the prospective investor. The Company has the right to refuse a subscription for Units in its sole discretion if it determines that the prospective investor does not meet the suitability requirements or that the Units otherwise are not an appropriate investment for the prospective investor.

        As a result of reliance by the Company on the federal and state exemptive provisions noted above, the Units and the Common Stock purchased in this Offering will be subject to certain restrictions affecting their transferability. The Units and the Common Stock may not be resold or transferred by any investor to any person without effective registration thereof being filed under Federal and state securities laws or the availability of an exemption from registration. Each investor will be required to complete, execute and deliver to the Company a Subscription Agreement in the form attached hereto as Exhibit "A" representing that the Units are being purchased solely for the investor's own account, for investment purposes only and with no present intention of participating directly or indirectly in a public distribution of the Units and that the Units and the Common Stock will not be transferred by the investor in violation of the federal and state securities laws.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                                  LEGAL MATTERS

        The Company is not presently a party to any lawsuits.

                             ADDITIONAL INFORMATION

        No person is authorized by the Company to give any information or to make any representations in connection with this Offering other than those contained in this Memorandum, or in agreements or other documents summarized or referenced herein or delivered herewith. Any information, data or representation not contained or referenced in this Memorandum must not be relied upon as having been authorized by the Company.

        There are many documents which are relevant to the transactions contemplated by this Memorandum and the rights and obligations of the respective parties. The statements contained in this Memorandum constitute only summaries of certain provisions of such documents, do not purport to be a complete description of every term and condition thereof, and are qualified in their entirety by reference to the actual documents. As with any summary, some details and exceptions have been omitted. If any of the statements in this Memorandum are in conflict with any of the terms of any such documents, the terms of such documents will govern. Thus, reference is hereby made to the actual documents for a complete understanding of their contents. Copies of all documents relating to this Offering and the transactions contemplated herein are available for inspection at the offices of the Company during ordinary business hours and copies thereof will be made available to any prospective investor or the investor's designated advisors upon written request to the Company.

        During the course of this Offering and prior to the sale of any Units, prospective investors or their designated advisors are entitled to ask questions of management of the Company or any persons acting on management's behalf concerning the terms and conditions of this Offering or the business of the Company, and to obtain any additional information, to the extent management possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy and adequacy of the information provided. Such inquiries and requests for additional information are encouraged, and should be directed to:

                                 George Lee, CEO
                                McGlen Micro Inc.
                              3002 Dow Avenue, Suite 212
                              Tustin, California  92780
                              Telephone:        (949) 851-8078
                              Facsimile:        (714) 918-1951

Information regarding Adrenalin can be obtained from the U.S. Securities and Exchange Commission or freeedgar.com under the symbol ADRN. Such information or information on the Company's websites should not be deemed to be part of this Memorandum. See "RISK FACTORS - Risks Related to the Adrenalin Merger."

        The Company has reserved the right in its sole discretion to accept or reject any potential investor and to limit the number of Units acquired by any one investor. Any funds rejected will be immediately returned to the proposed investor.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                              FINANCIAL STATEMENTS

        The Company's audited financial statements prepared by Singer, Lewak, Greenbaum & Goldstein, LLP, dated as of December 31, 1998 and unaudited financial statements as of June 30, 1999, follow.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------


                                   EXHIBIT "A"

               Subscription Agreement and Subscriber Questionnaire

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------


                      Purchaser's Name:
                                       ----------------------
                      Date:
                           ----------------------------------
                      Number of Units:
                                      -----------------------
                      Total Investment: $
                                         --------------------


                               MCGLEN MICRO INC.,
                            a California corporation

                             SUBSCRIPTION AGREEMENT


McGlen Micro Inc.
3002 Dow Avenue
Suite 212
Tustin, CA  92780
Attn:  George Lee, President

Dear Mr. Lee:

        1. Application. The undersigned, intending to be legally bound, hereby subscribes for the number of Units set forth above (the "Units") of McGlen Micro Inc., a California corporation (the "Company"), each Unit consisting of 10,000 shares of the Company's common stock (the "Shares"). The undersigned understands that this subscription may be accepted or rejected in whole or in part by the Company in its sole discretion and that this subscription is and shall be irrevocable unless the Company for any reason rejects this subscription.

        2.  Escrow of Funds.
            ---------------

            (a) Until the sale of a minimum of 40 Units, subscription proceeds will be held in a non interest-bearing escrow account with the Escrow Agent as described in the Company's Private Placement Memorandum (the "Memorandum"), as Escrow Agent, for the benefit of the undersigned. If the Company rejects all or a portion of this subscription, the Company will promptly mail or cause to be mailed to the undersigned a check for all, or the appropriate portion, of the amount submitted with the subscription.

             (b) Upon the receipt and acceptance of subscriptions for an aggregate of 40 Units, a closing (the "Closing") of the sale of the Units will be held, at which time the funds will be released to the Company after payment of any commissions payable to the Placement Agent and escrow fees and the undersigned will receive certificates representing the undersigned's Shares purchased hereunder. Additional closings may be held from time to time until the earlier to occur of the sale of all the Units or the termination of the Offering. If the Company has not received and accepted subscriptions for an aggregate of 40 Units by October 15, 1999 (subject to the Company's right to extend the offering period for an additional 45 days), all subscription proceeds will be promptly refunded. After all refunds have been made, the Company and its directors, officers, shareholders, employees and agents and the Placement Agent will have no further liability to the undersigned.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------
        3.       Representations and Warranties.
                 -------------------------------

                 The undersigned represents and warrants as follows:

                 (a) The undersigned has received, at least 48 hours prior to the date hereof, and carefully reviewed the Memorandum, including all attached exhibits and, has relied only on the information contained in the Memorandum delivered to the undersigned; no oral representations have been made or oral information furnished to the undersigned in connection with the purchase of the Units which were in any way inconsistent with the Memorandum; and the undersigned and/or his advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Units, the Shares and the Company.

                 (b) In addition to his own evaluation, the undersigned has relied upon his duly authorized Purchaser Representative(s), and/or professional advisor(s), if any identified in the Subscriber's Questionnaire executed by the undersigned in evaluating such Units as an investment. Either the undersigned has a pre-existing personal or business relationship with the Company or by reason of his own business or financial experience or the business and financial experience of the undersigned's professional advisor(s) (who is not affiliated with or compensated directly or indirectly by the Company or any affiliate or selling agent of the Company with whom he has consulted and upon whose advice he has relied, the undersigned has the capacity to protect his interests in connection with this transaction. Either the undersigned or the undersigned together with the Purchaser Representative referred to above, if any, with whom he has consulted and upon whose advise he has relied, has such knowledge and experience in business and financial matters as will enable the undersigned to evaluate the merits and risks of the prospective investment in the Company and to make an informed investment decision. The undersigned has been advised in writing by his Purchaser Representative, if any, prior to having acknowledged in writing such Purchaser Representative and prior to signing the Subscriber's
Questionnaire and this Subscription Agreement, of any material relationship between such Purchaser Representative or its affiliates and the Company, or their affiliates, which currently exists, is mutually understood to be contemplated or which has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship or in connection with the purchase of the Units.

                 (c) The undersigned is able to bear the economic risks of an investment in the Units for an indefinite period and at the present time could afford the loss of such investment.

                 (d) The undersigned meets at least one of the following conditions:

                     (i) The undersigned, alone or jointly with his spouse, has a net worth of at least One Million Dollars ($1,000,000); OR

                     (ii) The undersigned, alone, had a gross income for the prior year and has a prospective gross income for the current year of at least Two Hundred Thousand Dollars ($200,000); OR --

                     (iii) The undersigned jointly with his spouse, had a gross income for the prior year and has a prospective gross income for the current year of at least Three Hundred Thousand Dollars ($300,000);

                 (e) The undersigned understands that neither the Units nor the Shares have been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under applicable Blue Sky laws, and are being offered pursuant to the non-public offering exemptions thereunder and that in this connection the Company is relying on the representations set forth in this Subscription Agreement and the information provided in the Subscriber's Questionnaire;

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                 (f) The undersigned understands and agrees that (i) the Shares when issued will be "restricted securities" as described in the Act and that the Units and the Shares sold to the undersigned may not be offered or transferred in any manner unless they are subsequently registered under the Act (or there is an applicable exemption from such registration) and qualified or registered under applicable Blue Sky laws (or there is an applicable exemption from such qualification or registration); (ii) an opinion of counsel acceptable to the Company has been rendered stating that such offer or transfer will not violate, or cause the Company to violate, any federal or state securities law; (iii) all applicable provisions described in the Memorandum are complied with before any Units or Shares sold to the undersigned may be transferred; and (iv) they are not being acquired with a view towards resale, fractionalization, division or distribution.

                 (g) The information which the undersigned has provided in the Subscriber's Questionnaire is, to the undersigned's best knowledge and belief, true and correct on the date hereof and the representations contained therein are hereby confirmed and should any such information (including the location of his residence) change prior to the date the undersigned receives the Company's acceptance of this Subscription Agreement, the undersigned agrees to immediately provide the Company with the corrected information.

                 (h) The undersigned and his professional advisor or Purchaser Representative have been furnished with all materials relating to the Company or anything set forth in the Memorandum which they have requested and have been afforded the opportunity to make inquiries of and have received answers from representatives of the Company concerning the Company, the terms and conditions of the Offering of the Units or any other matters relating to the Company, and have further afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum and exhibits attached thereto (to the extent the Company possesses such information or could acquire it without unreasonable effort or expense);

                 (i) The undersigned has been furnished and has carefully read the Memorandum including the materials which are exhibits thereto or enclosed therewith or otherwise supplied to the undersigned, and is aware that:

                     (i) Investment in the Company and the Shares is speculative and involves high economic and other risks and dependence upon a number of factors which cannot be controlled or foreseen as outlined in the Memorandum including the possibility of a total loss of his investment in the Company; and

                     (ii) No federal or state agency has passed upon the Units or the Shares being offered, made any finding or determination as to the fairness or accuracy of information contained in the Memorandum or endorsed the Memorandum, the Shares or the Units.

                 (j) If the undersigned is a partnership or corporation, such partnership or corporation was not formed for the purpose of investing in the Company.

                 (k) The undersigned and his purchaser representative, if any, understand that any certificates representing the Shares shall bear a legend, restricting the transferability of the Shares.

        4.       Indemnification.
                 ----------------

                 The undersigned agrees to indemnify and hold harmless the Placement Agent for the Company, the Company, and its agents, representatives

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

and employees from and against all liability, damage, loss, cost and expense (including reasonable attorneys' fees) which they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any inaccuracy or omission in the information furnished by the undersigned herein or any breach of the representations and warranties made by the undersigned herein or in connection with the Memorandum, or in any document provided by the undersigned to the Company.

        5. Agreement with Respect to Resale and Assignment. The undersigned agrees that no Units or Shares will be resold nor any rights or interests in and under this Agreement assigned without complete compliance with all the terms and provisions contained in the Memorandum and its exhibits, any legends contained on the Share certificates and any applicable federal or state securities or Blue Sky laws.

        6. Blue Sky Matters. It is anticipated that the Units and the Shares will be offered for sale in several states. The securities laws ("Blue Sky Laws") of certain of these states require certain conditions and restrictions relating to the offering to be disclosed. A description of the relevant conditions and restrictions is set forth in the Memorandum.

        7.  Miscellaneous.
            -------------

            (a)  This   Subscription   Agreement  shall  survive  the  death  or
disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and permitted assigns.

            (b) This Subscription Agreement has been duly and validly authorized, executed and delivered by the undersigned and constitutes the valid, binding and enforceable agreement of the undersigned. If this Subscription Agreement is being completed on behalf of a corporation, partnership or trust, it has been completed and executed by an authorized corporate officer, general partner or trustee.

            (c) The Memorandum, this Subscription Agreement and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements in respect thereof; provided, however, that any capitalized terms not defined in this Subscription agreement shall have the meaning set forth in the Memorandum.

            (d) Within five (5) days after receipt of a written request from the Company, the undersigned agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further assurances as reasonably may be necessary to correct any errors in documentation, to comply with any and all laws to which the Company is subject or to effect the terms of the Memorandum.

            (e) The Company shall be notified immediately of any change in any of the information contained above occurring prior to the undersigned's purchase of the Units or at any time thereafter for so long as the undersigned is a holder of the Units or the Shares.

THE UNITS AND THE SHARES REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MUST BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

VIEW  TOWARD  DISTRIBUTION  OR  RESALE,  AND  MAY  NOT  BE  MORTGAGED,  PLEDGED,
HYPOTHECATED  OR OTHERWISE  TRANSFERRED OR OFFERED TO BE SO TRANSFERRED  WITHOUT
(i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE REGULATIONS PROMULGATED PURSUANT THERETO, UNLESS EXEMPT THEREFROM, AND REGISTRATION UNDER APPLICABLE STATE SECURITIES
LAWS, UNLESS EXEMPT THEREFROM, (ii) AN OPINION OF COUNSEL, THAT ANY SUCH TRANSACTION SHALL NOT VIOLATE, OR CAUSE THE COMPANY TO VIOLATE, ANY FEDERAL OR STATE SECURITIES LAWS, AND (iii) COMPLIANCE WITH ALL APPLICABLE PROVISIONS PRESCRIBED IN THE MEMORANDUM. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        BY SIGNING BELOW, THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT HE HAS RECEIVED, AND UNDERSTANDS THE TERMS OF THE MEMORANDUM INCLUDING THE DESCRIPTION OF CERTAIN RISKS ASSOCIATED WITH THIS INVESTMENT.

        IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date first written above.

Subscription Amount:                         Residence or Business Address:
                    ---------------------


-----------------------------------------

-----------------------------------------
(Signature of Subscriber)                    Street

-----------------------------------------    -----------------------------------
(Print or Type Name)                         City         State         Zip Code


Social Security or Taxpayer Identification   Mailing Address (if different
No.                                          from Residence or Business Address)
   --------------------------------------
                                             -----------------------------------
U.S. Citizen  _______ Yes      _______ No    Street

                                             -----------------------------------
                                             City         State        Zip Code



      Name of Prospective Purchaser:  __________________________________________

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                                                          Date:
                                                               -----------------
                                             Memorandum Number:
                                                               -----------------

                               MCGLEN MICRO INC.,
                            a California corporation

                            SUBSCRIBER QUESTIONNAIRE


        The information provided herein is being furnished for the purpose of enabling MCGLEN MICRO INC. (the "Company"), to determine whether an offer and sale of a unit ("Unit") of 10,000 shares of common stock (the "Shares") may be made to the undersigned prospective purchaser ("Prospective Purchaser") in compliance with certain exemptions from the registration requirements of the Securities Act of 1933, as amended ("Act"), and the qualification or registration requirements of applicable state securities laws ("Blue Sky Laws") and in accordance with the suitability standards implemented by the Company.

        All Prospective Purchasers must complete the questions designated by "All Subscribers" in Part I. In addition, individuals must complete the questions designated by "Individuals" in Part I and each of the questions in
Part II. Organizations (e.g., corporations, partnerships or trusts) must complete the questions designated by "Organizations" in Part I and each of the questions in Part III. Please answer each question, indicating, as applicable, "none" or "not applicable" where no affirmative response is appropriate. If necessary, attach additional pages in answering any question. All answers should be printed or typed.


       THIS QUESTIONNAIRE IS REQUIRED FOR COMPLIANCE WITH APPLICABLE LAW.

           THE INFORMATION SET FORTH HEREIN WILL BE KEPT CONFIDENTIAL.


PART I - TO BE FILLED OUT BY ALL PROSPECTIVE PURCHASERS

        1.       Name of Prospective Purchaser (All Subscribers).
                 -----------------------------------------------

                 Provide the full legal name of the Prospective Purchaser(s) in the precise manner in which the Units and the Shares, if issued, would be held. In the case of organizations, provide the type of entity (e.g., corporation, partnership, or trust) and its state of organization.

        2.       Revocable Trust (Organizations).
                 -------------------------------

                 If the Prospective Purchaser is a trust, please indicate whether the grantor has the power to revoke the trust at any time and regain title to trust assets.

                 Yes                No
                     -----              -----

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                 If  the  answer  to  this   question  is  yes,  the   remaining
information in this Questionnaire should be given as to the grantor(s).

        3.       Residence Address and Telephone Number (Individuals).
                 ----------------------------------------------------

                 Please indicate your residence address and telephone number.





        4.       Length of Residence (Individuals).
                 ---------------------------------

                 How long have you lived at your present residence?



                 If you have lived at your present address for less than one year, please give the addresses of all other residences during the last one year period.





        5.       Business Address and Telephone Number (All Subscribers).
                 -------------------------------------------------------

                 Please indicate your business address and telephone number.





        6.       Method of Investment Evaluation (All Subscribers).
                 -------------------------------------------------

                 Please select and initial one of the following alternatives:

           ----- ALTERNATIVE   ONE:  The  undersigned  has  such  knowledge  and
                 experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Units and does not desire to utilize the services of any other person in connection with evaluating such merits and risks. As evidence of the requisite degree of knowledge and experience, the undersigned hereby offers the information provided in this Subscriber Questionnaire.

           ----- ALTERNATIVE  TWO:  The  undersigned   intends  to  utilize  the
                 services of a purchaser representative acceptable to the Company ("Purchaser Representative") in connection with evaluating the merits and risks of an investment in the Units. The undersigned hereby appoints the following named person(s) to be the undersigned's Purchaser Representative(s) in connection with evaluating the merits and risks of an investment in the Units and the Shares:

                 If  applicable,  list  name(s),   address(es),   and  telephone
                 number(s) of Purchaser Representative(s):

                 The undersigned hereby attaches an Subscriber Representative Questionnaire concerning the above-named Purchaser Representative(s).

                 The undersigned represents that the undersigned and the above-named Purchaser Representative(s) have such knowledge and experience in financial and business matters that together they are capable of evaluating the merits and risks of an investment in the Units and the Shares.

PART II - TO BE FILLED OUT BY INDIVIDUALS ONLY

        1.       Income and Net Worth.
                 --------------------

                 (Note: To calculate "income" for purposes herein, please use adjusted gross income as reported on the relevant federal tax return).

                 (a) Is your net worth in excess of $1,000,000? (For purposes of this question, you may include your spouse's net worth and may include the fair market value of your home, home furnishings and automobiles.)

                 Yes              No
                     -----           -----

                 (b) Was your individual income during the past two years in excess of $200,000 or your joint income with your spouse during the past two years in excess of $300,000 and do you anticipate that it will reach the same level in the current year?

                 Yes              No
                     -----           -----

                 (c) Does this investment exceed ten percent (10%) of your net worth? (For purposes of this question, you may include your spouse's net worth and may include the fair market value of your home, home furnishings and automobiles.)

                 Yes              No
                     -----           -----
                 (d)    Estimated income for 1999 (Individual _____ Joint _____)

                     Less than   $ 50,000 _____    $ 50,000 to  $ 69,999  _____
                     $ 70,000 to $ 99,999 _____    $100,000 to  $149,999  _____
                     $150,000 to $199,999 _____    $200,000 to  $299,999  _____
                                                   $300,000 or above      _____

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                 (e)      Last year's income was (Individual _____ Joint _____)

                 Less than    $ 50,000  _____    $ 50,000 to $ 69,999 _____
                 $  70,000 to $ 99,999  _____    $100,000 to $149,999 _____
                 $ 150,000 to $199,999  _____    $200,000 to $299,999 _____
                                                 $300,000 or above    _____

                 (f)      Income for 1997 was (Individual _____ Joint _____)

                 Less than    $ 50,000  _____    $ 50,000 to $ 69,999 _____
                 $  70,000 to $ 99,999  _____    $100,000 to $149,999 _____
                 $ 150,000 to $199,999  _____    $200,000 to $299,999 _____
                                                 $300,000 or above    _____

                 (g)      Estimated   net  worth   (exclusive   of  home,   home
                          furnishings and automobiles):

                 Less than    $100,000  _____    $100,000 to $149,999 _____
                 $150,000 to  $249,999  _____    $250,000 to $399,999 _____
                 $400,000 to  $999,999  _____    $1,000,000 or above  _____

        2.       Business.
                 --------

                 (a) Please indicate your present business affiliation and your present title. Describe generally the nature of your duties.

                 (b) Please indicate any corporations of which you are a director or any partnerships in which you are a general partner.

                 (c) Please briefly describe principal positions held during the last five years and length of time at each position. What is sought is a sufficient description to enable the Issuer to determine the extent of your financial and business background.



        3.       Education.
                 ---------

        Please describe any education following high school, including degrees obtained and schools attended.

        4.       Prior Investment Experience.
                 ---------------------------

                 (a) Please indicate how frequently you invest in marketable securities (e.g., publicly-traded stocks, bonds and debentures):

                 [ ] often  [ ] occasionally  [ ] seldom  [ ] never

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                 (b) Please  indicate how frequently you invest in  unmarketable
securities  (e.g.,   unregistered  stock,   limited  partnership   interests  or
securities issued by privately held companies):

                 [ ] often  [ ] occasionally  [ ] seldom  [ ] never

                 (c) Please briefly describe the nature of your investment experience identified in your answers to (a) and (b) above, and any other investment experience not covered above which would indicate your ability to evaluate an investment in the Units and the Shares. If additional space is necessary, please use the opposite side of this page or attach additional pages.

                 (d) Do you make your own investment decisions with respect to the investments listed above?

                 Yes              No
                     -----           -----

                 (e) What are the principal sources of your investment knowledge or advice? (Check all that apply)

                       First hand experience
                 -----
                       Broker(s)
                 -----
                       Attorney(s)
                 -----
                       Financial publications
                 -----
                       Investment Adviser(s)
                 -----
                       Accountant(s)
                 -----

PART III - TO BE FILLED OUT BY ORGANIZATIONS ONLY

        1.       Organization.
                 ------------

                 (a)      Date organization was formed:

                 (b) Was the organization formed for the specific purpose of entering into the proposed transaction?

                 Yes              No
                     -----           -----

                 (c) How many equity holders does this organization have?

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                 (d) What is the Federal Employer Identification Number of the organization?

                 (e)   Describe   the  type  of   business   conducted   by  the
organization.



        2.       Total Assets.
                 ------------

                 Are the total assets of the undersigned organization in excess of $5,000,000?

                 Yes                   No
                     -----                -----

        3.       Certain Organizations.
                 ---------------------

                 The organization is one or more of the following (check each applicable paragraph):

-----            (a)      A bank as defined  in Section  3(a)(2) of the Act or a
                          savings and loan  association or other  institution as
                          defined  in  Section  3(a)(5)(A)  of the Act  (whether
                          acting  in  its   individual   capacity  or  fiduciary
                          capacity).

-----            (b)      A broker or dealer  registered  pursuant to Section 15
                          of the Securities Exchange Act of 1934.

-----            (c)      An  employee  benefit  plan  within the meaning of the
                          Employee   Retirement  Income  Security  Act  of  1974
                          ("ERISA") for which the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company or a registered investment advisor.

-----            (d)      An employee  benefit  plan within the meaning of ERISA
                          with total assets in excess of $5,000,000.

-----            (e)      A  self-directed  employee  benefit  plan  within  the
                          meaning of ERISA with investment decisions made solely by persons who are "accredited investors" as defined in Regulation D under the Act.

Note: The accredited investor(s) who makes the investment decisions for a self-directed plan also must complete an Subscriber Questionnaire as if such accredited investor was investing in the Company in an individual capacity.

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

PART IV - SIGNATURE

        The undersigned understands that the Company will be relying on the accuracy and completeness of the undersigned's responses to the foregoing questions, and the undersigned represents, warrants and acknowledges that each of the following statements are true:

        (a) The answers to the above questions are complete and correct and may be relied upon by the Company in determining whether the transaction is exempt from registration under the Act and registration or qualification under any Blue Sky Laws, and any applicable rules and regulations promulgated by any regulatory agency in connection with the offer and sale of the Units and the Shares.

        (b) The undersigned will notify the Company immediately of any material change in any of such information occurring prior to the acceptance of the undersigned's subscription.

        (c) The undersigned will provide such additional information about the undersigned as may be requested by the Company.

        (d) In order for the undersigned to purchase Units, the Company may require the undersigned to use a Purchaser Representative.

                                       PROSPECTIVE PURCHASER
                                       (Individuals)


                                       (Signature)


                                       (Printed Name)


                                       (Signature)*


                                       (Printed Name)*


                                       Dated:                           , 1999.
                                              --------------------------


                                       * If joint ownership

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                                     PROSPECTIVE PURCHASER
                                     (Organizations)

                                     (Name of Entity)

                                     (Type of Entity)

                                     (State of Organization)

                                     (Signature of Officer)

                                     (Printed Name and Title of Signing Officer)

                                     Dated:                              , 1999.
                                            -----------------------------

                                                               McGlen Micro Inc.
--------------------------------------------------------------------------------

                                   EXHIBIT "B"

                   Internal Revenue Service Forms W-8 and W-9